Exhibit 4.33

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

PRIVATE AND CONFIDENTIAL

DATED 15 March 2024

VODAFONE EUROPE B.V.

and

SWISSCOM ITALIA S.R.L.

and

VODAFONE GROUP PLC

and

SWISSCOM AG

SALE AND PURCHASE AGREEMENT

relating to the sale and purchase of
Vodafone Italia s.p.a.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

TABLE OF CONTENTS

1.	Interpretation	6

2.	Sale and Purchase	32

3.	Conditions	32

4.	Conduct of business before Completion	37

5.	Seller’s pre-Completion undertakings	40

6.	Consideration	42

7.	Completion	42

8.	Completion Accounts	45

9.	Seller’s Warranties	45

10.	Undertakings	46

11.	Vodafone’s warranties	47

12.	Purchaser’s warranties	47

13.	Swisscom’s warranties	48

14.	Indemnification obligation for breach of the Warranties	48

15.	Seller’s special indemnification obligations	49

16.	Indemnification obligations for breach of the Vodafone Warranties	52

17.	Indemnification obligations for breach of Purchaser Warranties	53

18.	Indemnification obligations for breach of Swisscom Warranties	53

19.	[***]

20.	Separation	53

21.	[***]

22.	Books and Records	53

23.	Intellectual Property	54

24.	[***]

25.	Obligations of Vodafone and Swisscom	55

26.	Effect of Completion	59

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

27.	Remedies and waivers	59

28.	No double recovery	60

29.	Assignment	60

30.	Further assurance	60

31.	Conflict with other agreements	60

32.	Entire agreement	61

33.	Variation	61

34.	Notices	61

35.	Announcements	62

36.	Confidentiality	63

37.	Costs and expenses	64

38.	Payments	65

39.	Invalidity	66

40.	Choice of governing law	66

41.	Amicable solution	66

42.	Arbitration	66

43.	Language	67

Schedule 1 (Conditions to Completion)		68

Schedule 2 (Completion arrangements)		69

Schedule 3 (Warranties)		70

Schedule 4 (Vodafone’s Warranties)		71

Schedule 5 (Purchaser’s Warranties)		72

Schedule 6 (Swisscom’s Warranties)		73

Schedule 7 (Limitations on liabilities – Conduct of claims)		74

Schedule 8 (Conduct of business before Completion)		75

Schedule 9 (Completion Accounts)		76

Schedule 10 (Separation)		77

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

THIS AGREEMENT is made on 15 March 2024.

PARTIES:

1.	VODAFONE EUROPE B.V. with registered number 27166573 and whose registered office is at Rivium Quadrant 173, 15th Floor, 2909 LC Capelle aan den IJssel, the Netherlands (the “Seller”);

2.	SWISSCOM ITALIA S.R.L. with registered number 09412871007 and whose registered office is at Piazza Adriano Olivetti, 1, 20139 - Milano (the “Purchaser”);

3.	VODAFONE GROUP PLC with registered number 01833679, and whose registered office is at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN (“Vodafone”); and

4.	SWISSCOM AG with registered number CHE-102.753.938 and whose registered office is at Alte Tiefenaustrasse 6, Worblaufen, 3050 Bern (“Swisscom”),

(each a “Party” and together, the “Parties”).

BACKGROUND:

(A)

Vodafone Italia S.p.A. is an Italian joint stock company (società per azioni), incorporated and existing under the laws of Italy, having its registered office in Ivrea (TO), Via Jervis no. 13, registered with the Companies’ Register of Turin under no. 93026890017 (the “Target”).

(B)	The share capital of the Target is equal to Euro 2,305,099,887.30, divided into 18,182,208 ordinary shares and entirely owned by the Seller, which is a wholly-owned indirect subsidiary of Vodafone.

(C)	The Target operates the Target Business (as defined below) through its wholly-owned subsidiaries, VND S.p.a., Vodafone Gestioni S.p.a. and VEI S.r.l., as further described in Schedule 11.

(D)	The Purchaser is a wholly-owned indirect subsidiary of Swisscom.

(E)

The Parties mutually acknowledge that they have negotiated and agreed the terms and conditions of this Agreement and those of the Ancillary Documents (as defined below) in a single context, considering the execution of this Agreement and, in view of, or in the context of, Completion (as defined below), the execution of the Ancillary Documents (as defined below) as a single transaction, it being understood that any invalidity, breach or termination of any Ancillary Document cannot trigger per se or imply any invalidity, breach or termination of any other Ancillary Document or of this Agreement. In light of the foregoing, (i) the Seller has agreed to sell, and the Purchaser has agreed to purchase, the Shares (as defined below) on the terms and subject to the conditions set out in this Agreement and (ii) the Parties and/or certain members of their respective groups have entered into or will enter into the Ancillary Documents (the “Transaction”).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(F)

Vodafone and Swisscom, in their quality of parent company of, respectively, the Seller and the Purchaser, have a direct interest in the completion of the Transaction and they intend to guarantee the performance of the obligations under this Agreement by, respectively, the Seller and the Purchaser as set forth under clause 25.

THE PARTIES AGREE as follows:

1.	Interpretation

1.1	In this Agreement:

[***]
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“Actual Tax Liability”	means a liability or increase in a liability to make a payment of Tax;
[***]
[***]
[***]
“Affiliate”

means, with respect to any person, a person who or which, directly or indirectly, controls, or is controlled by, or is under common control with such person and “control” (together with its correlative meanings, “controlled by” and “under common control with”) means with respect to any other person, the possession, directly or indirectly, of power to direct or cause the direction of the conduct of such person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise);

“AGCOM”	means the Italian Authority for Communications (Autorità per le Garanzie nelle Comunicazioni);
“Agreed Announcements”	means the announcements to be released by each of Vodafone and Swisscom shortly following the entry by the Parties into this Agreement, in the form agreed between the Parties pursuant to clause 35.1;
“Agreed Tax Proforma Document”	means the document agreed between the Parties and containing the agreed tax position for certain Ancillary Documents (as specified therein), as set out in folder 1.3.8.38 of the Data Room;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Agreement”	means this agreement, including its schedules and annexes and the Disclosure Letter;
[***]
“Alternative Third Party”	has the meaning given in clause 3.15;
[***]
“Amended Listing Rules”	has the meaning given in clause 3.9;
“Amicable Period”	has the meaning given in clause 41;
“Ancillary Documents”	means the Disclosure Letter, the Authorisation Side Letter, the Completion Documents, and the Surviving Agreements and “Ancillary Document” shall mean any one of them;
[***]
“Anti-Bribery, Anti- Corruption, Anti- Terrorism and AML Laws”

means any laws, regulations, or conventions in any part of the world relating to bribery and corruption, terrorism or money laundering, including any sanctions administered by the Officer of Foreign Assets Control of the U.S. Department of Treasury, the U.S. Department of State, the European Union, the United Nations or any competent Governmental Entity in Italy;

[***]
“Assigning or Withdrawing Trade Marks”

means the trade marks listed in Part A (Assigning or Withdrawing Trade Marks) of Schedule 16 as may be amended following the date of this Agreement by agreement between the Seller and the Purchaser in accordance with clause 23.2;

“Assigning Patents”

means the patents listed in Part B (Assigning Patents) of Schedule 16 as may be amended following the date of this Agreement by agreement between the Seller and the Purchaser in accordance with clause 23.2 which shall apply, mutatis mutandis, to such patents;

“Associated Person”	means, in respect of a person, any officers, employees, associates, agents, representatives or any other person who performs services of any nature whatsoever for such person;
“Authorisations”	has the meaning given in paragraph 5.2 of Schedule 3;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[***]
“Automotive IDA”	means the agreement for the provision of telematics products and services between the Target and VFA to be entered into at Completion in the form to be agreed in accordance with clause 5.21(C);
[***]
“Books and Records”

means all files, documents, papers, books and records relating to a company (also required by any Tax law), including, without limitation, all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all electronic and other records (excluding software);

“Brand Licence Agreement”

means the brand licence agreement between VSSL and the Target to be entered into at, or prior to, Completion in the form set out under folder 1.3.8.22 of the Data Room, subject to any further amendments in accordance with clause 5.21(J);

“Break-up Penalty”	has the meaning given in clause 3.16(A);
“Break-up Penalty Trigger”	has the meaning given in clause 3.16(A);
“Business Day”	means a day on which banks are open for general business in London, Bern and Rome, but excluding a Saturday, Sunday or public holiday in any of London, Bern and Rome;
“Business Information”

means all information (in whatever form held), including:

(A)
formulas, designs, specifications, drawings, know- how, manuals and instructions;
(B)
customer lists, sales, marketing and promotional information;
(C)
business plans and forecasts;
(D)
technical or other expertise; and
(E)
all accounting and tax records, correspondence, orders and enquiries;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Business Warranties”	means the Warranties set out in paragraphs 4 to 20 and 22 to 33 of Schedule 3, and “Business Warranty” shall be construed accordingly;
“Carrier Customers”

means licensed telecoms operators or other carrier companies that procure telecoms services that form an integral part of their own retail/enterprise services and are not intended to be separately onward sold;

“Carrier Services”	means the provision of international and national telecommunications connectivity, voice, internet, messaging and identity services to Carrier Customers;
[***]
“Cash Balance”	means the aggregate of the amounts of Cash as at the Completion Close Time;
[***]
“CEO”	means the chief executive officer of the Target Group;
“Circular”	has the meaning given in clause 3.13(A);
“Clean Team Agreement”	means the clean team agreement entered into by and between Swisscom and Vodafone on [***];
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“Completion”

means completion of the sale and transfer of the Shares and in general, the execution and exchange of all documents and agreements and the performance of all actions and transactions, respectively, required to be executed, exchanged and performed on the Completion Date under this Agreement;

“Completion Accounts”	has the meaning given in Schedule 9;
“Completion Close Time”	means immediately prior to Completion;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Completion Date”	means the date on which Completion takes place in accordance with clause 7.1;
“Completion Disclosure Letter”	means the updated version of the Disclosure Letter which may be provided by the Seller to the Purchaser at Completion;
“Completion Documents”

means the Brand Licence Agreement, the Completion Disclosure Letter, the Transitional Services Agreements, the VPC Master Services Agreement and VIPA Transition Agreement, the VRS Agreement, IOT Framework Agreement, the IOT Letter and IOT NDA, the IoTPA and IoT Connectivity Agreement, the Internet in the Car Partner Agreement, the VCS MSA Amendment Agreement, the IFLAs, the Automotive IDA, the Co-location Services Agreement (International Networks) and the Dark Fibre Services Agreement, Ethernet Services Agreement, IoT Reverse TSA and the VFA LTA Amendment Agreements;

“Completion Payment”	has the meaning given in clause 7.2(I);
“Conditions”	means the Regulatory Conditions and, where clause 3.9(C) applies, the Shareholder Approval Condition;
“Consents”	has the meaning given in clause 5.1;
“Consideration”	has the meaning given in clause 6.1;
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“Cybersecurity Legislation”

means:

(A)
the Legislative Decree dated 18 May 2018, n. 65, Law Decree dated 22 September 2019, no. 105, Legislative Decree dated 1 August 2003, no. 259, their implementing regulations and any other applicable decrees, laws and regulations in the field of cybersecurity, as applicable from time to time;
(B)
any applicable rules, requirements, orders, decisions, procedures, guidelines and codes of practice issued by a cybersecurity authority (including, but not limited to, Agenzia per la

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Cybersicurezza Nazionale, the Centro di Valutazione e Certificazione Nazionale and the Centro di Valutazione) in respect of the legislation in (A) and (B); and,

in each case to the extent applicable to the relevant member of the Target Group;

[***]
“Data Protection Legislation”

means:

(A)

the GDPR;

(B)

Italian Data Protection Legislation; and

(C)

any applicable rules, requirements, decisions, guidelines and codes of practice issued by a data protection authority in respect of the legislation in (A) and (B),

in each case to the extent applicable at the relevant time to the processing of Personal Data by the relevant member of the Target Group;

“Data Room”

means all the documents and information (including all the answers to the questions made by the Purchaser and/or its Affiliates and/or their respective Representatives) made available to the Purchaser and/or its Affiliates and/or their respective Representatives for the due diligence exercise through a virtual data room managed by Intralinks, between [***], copies of which have been incorporated into four USB sticks (with the distribution of such USB sticks reflecting the access rights granted to each recipient in respect of such document and information), two to be delivered to the Purchaser and Swisscom, respectively, and two to be delivered to the Seller and Vodafone, respectively, within 5 Business Days of the date of this Agreement and in respect of which an index is appended to the Disclosure Letter;

[***]
“Debt Balance”	means the aggregate of the amounts of Debt as at the Completion Close Time (expressed as a positive amount);
[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

"Deed of Transfer"	means the notarial deed of transfer of the Shares to the Purchaser executed before the Notary in line with the draft included in document 1.3.9.1 of the Data Room;
“Disclosure Letter”	means the letter of the same date as this Agreement written by the Seller to the Purchaser;
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[***]
“Draft Completion Accounts”	has the meaning given in paragraph 1.1 of Part A of Schedule 9;
“Encumbrance”

means any pledge, mortgage, usufruct (usufrutto), guarantee, public or private lien (including administrative liens), privilege (also tax privilege), encumbrance, expropriation proceeding, burden, charge, claim, right of first refusal, approval (gradimento), limitation or restriction to the transferability, option, seizure, foreclosure or prejudicial registration and any other third party’s right, either in rem or personal/contractual, limiting the free, full and unconditional ownership right or any obligation to create any of the aforementioned encumbrances, as applicable in any relevant jurisdiction where the Target Business is carried out (but excluding, for the avoidance of doubt, any licences of Intellectual Property, IT Systems and/or rights in Business Information);

[***]
“Estimated Cash Balance”	means the amount of the Cash Balance as estimated by the Seller in good faith;
“Estimated Debt Balance”	means the amount of the Debt Balance as estimated by the Seller in good faith (expressed as a positive amount);
“Estimated Excess Working Capital”	means the amount of any Excess Working Capital (if applicable) as estimated by the Seller in good faith;
“Estimated Inter- Company Payables”	means the amount of the Inter-Company Payables as estimated by the Seller in good faith;
“Estimated Inter- Company Receivables”	means the amount of the Inter-Company Receivables as estimated by the Seller in good faith;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Estimated Net Debt Balance”	means the Estimated Cash Balance less the Estimated Debt Balance, which may be a positive or a negative amount;
“Estimated Net Inter- Company Debt Balance”	means the Estimated Inter-Company Receivables less the Estimated Inter-Company Payables, which may be a positive or a negative amount;
“Estimated Net Debt”	means the Net Debt estimated by the Seller in good faith;
“Estimated Shortfall Working Capital”	means the amount of any Shortfall Working Capital (if applicable) as estimated by the Seller in good faith;
“Estimated Working Capital”	means the amount of Working Capital as estimated by the Seller in good faith, which may be a positive or a negative amount;
“Estimates Statement”	means the statement to be delivered by the Seller to the Purchaser in accordance with clause 7.2 which shall be a statement in the form set out at Annex 1 to this Agreement;
[***]
“EU FSR”	has the meaning given in paragraph 2 of Schedule 1;
[***]
“Excess Working Capital”

means the amount (if any) by which the Working Capital is greater than the Target Working Capital (it being understood that if we refer to positive amounts 10 is greater than 5, whilst if we refer to negative amounts -5 is greater than -10);

“Expert”	has the meaning given in paragraph 4.2(B) of Part A of Schedule 9;
“fairly disclosed”

means, in relation to the Warranties, disclosed in such a manner and in such detail as to enable the Purchaser to make an informed assessment of the nature, scope and consequences of such matter and its significance;

“FCA”	means the Financial Conduct Authority or its successors from time to time;
[***]
“Fondazione Vodafone Italia”	means a charity (foundation) registered under the laws of Italy in the Register of the Entities of the Prefettura di Milano with registered number 308 (date of the registration 25/09/2002) and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

whose registered office is at Via Lorenteggio 240, Milan, Italy with tax code no. 97311650150;
“FSMA”	means the Financial Services and Markets Act 2000 (as amended, modified, re-enacted or replaced from time to time);
“Fundamental Warranties”	means the Warranties at Part A of Schedule 3;
[***]
“GDPR”

means the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation);

“General Meeting”	means the general meeting of the shareholders of Vodafone to be convened (if required pursuant to clause 3.9) in connection with the Transaction Resolution;
“Global Enterprise Services”

means the business of tendering for and providing telecommunication services and ancillary services and support in Italy to multi-national customers, and their subsidiary undertakings, with operations in Italy;

“GloBE Tax”

means any Tax imposed under the Global Anti Base Erosion Model Rules (Pillar Two), as applicable in the European Union pursuant to Council Directive (EU) n. 2022/2523 of 14 December 2022 and enacted in Italy by Legislative Decree n. 209 of 27 December 2023, as they may be subsequently revised or replaced from time-to-time, or under any other law or regulation implementing the Global Anti Base Erosion Model Rules (Pillar Two);

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“Governmental Entity”

means any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi- governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority, including any Tax Authority;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[***]
“Guarantees”	means the guarantees and counter-guarantees as set out at 2.1.5.5.1 – 2.1.5.5.6 in folder 2.1.5 of the Data Room to be replaced on or prior to Completion;
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“IFRS”

means International Financial Reporting Standards or International Accounting Standards issued or adopted by the International Accounting Standards Board (or a predecessor body) and interpretations issued by the IFRS Interpretations Committee (or a predecessor body), each as and to the extent from time to time adopted by the European Union in accordance with EC Regulation No. 1606/2002;

[***]
“Indebtedness”

means, in relation to any person, all loans, borrowings, or other financing liabilities or financing obligations (including, without limitation, those arising from short-term, medium/long-term facility agreements, both secured and unsecured, intercompany loan agreements, bonds, notes, financial leasing agreements, factoring agreements, and cash pooling and centralised treasury agreements) of such person;

[***]
“Insurance Policies”	has the meaning given in paragraph 16.1 of Schedule 3;
[***]
“Intellectual Property”

means patents, utility models, know-how and trade secrets, trademarks, rights in logos, trade names, right in each of get-up and trade dress, rights in designs, copyrights, domain names and database rights and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world (whether or not any of these are registered and including applications for registration of any such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

thing) and including, in respect of any of them, all divisionals, continuations, continuations-in-part, reissues, extensions, re- examinations and renewals;
“Inter-Company Payables”

means the aggregate of the amounts owing from members of the Target Group to members of the Retained Group and payables to Fondazione Vodafone Italia, in each case as at the Completion Close Time, excluding the Ordinary Trading Items, as set out in the Completion Accounts calculated in accordance with Part B of Schedule 9 and agreed or determined in accordance with Part A of Schedule 9 (expressed as a positive amount);

“Inter-Company Receivables”

means the aggregate of the amounts owing from members of the Retained Group to members of the Target Group, as at the Completion Close Time, excluding the Ordinary Trading Items, as set out in the Completion Accounts calculated in accordance with Part B of Schedule 9 and agreed or determined in accordance with Part A of Schedule 9;

“Interim Guarantee”	has the meaning given in clause 10.3;
“International Roaming Services”

means the business of providing international roaming services (and/or any related services) to mobile network operators, mobile virtual network operators, resellers and/or other providers, including services to allow end users to roam outside of the Territory, and to allow end users situated outside of the Territory to roam within the Territory;

[***]
“Intra-Group Arrangements”	means each agreement or arrangement between the Retained Group and the Target Group in place prior to Completion;
“Intra-Group Debt”	means all Indebtedness owing by any member of the Target Group to any member of the Retained Group or vice versa;
[***]
[***]
“IOT Framework Agreement”	means the framework agreement for roaming inter-operator tariff discounts between VRS and the Target to be entered into at Completion in the form set out under folder 1.3.8.29 of the Data

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Room, subject to any further amendments in accordance with clause 5.21(J);
“IoT Italy”	has the meaning given in Schedule 10;
“IOT Letter”

means the inter-operator tariff letter no.1 between VRS and the Target to be entered into at Completion in the form set out under folder 1.3.8.30 of the Data Room, subject to any further amendments in accordance with clause 5.21(J);

[***]
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“IoT Services”	means any connectivity or ancillary service which involves a communication of data between a device and one or more preconfigured remote applications;
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“IRAP”	means imposta regionale sulle attività produttive, as provided under Italian Legislative Decree 15 December 1997, no. 446 (as may be subsequently revised or replaced from time to time);
“IRES”	means imposta sul reddito sulle società, as provided under Italian Presidential Decree 22 December 1986, no. 917 (as may be subsequently revised or replaced from time to time);
“Irrevocable Undertakings”

means the irrevocable undertakings entered into by each of the directors of Vodafone (in their capacity as shareholders of the latter, in respect of shares beneficially or legally held by them personally and/or through companies controlled by such director), undertaking (amongst other things) to vote in favour of the Transaction Resolution at any meeting of the shareholders of Vodafone, in the form set out in document 1.3.9.3 and document 1.3.9.4 of the Data Room;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“IT Systems”	means information technology services, software, computer hardware, private network and telecommunications equipment in each case owned or used by the Target Group, excluding the Network;
“Italian Antitrust Legislation”	has the meaning given in paragraph 1 of Schedule 1;
“Italian Civil Code”	means the Italian civil code, as approved by the Royal Decree dated 16 March 1942, No. 262, as subsequently amended;
“Italian Competition Authority”	means Autorità Garante della Concorrenza e del Mercato;
“Italian Data Protection Legislation”

means the Italian Legislative Decree no. 196/2003, as amended and integrated from time to time, Italian Legislative Decree no. 101/2018 and the measures issued by the Italian data protection authority to the extent applicable at the relevant time to the processing of Personal Data by the relevant member of the Target Group;

“Italian GAAP”

means the generally accepted accounting principles as set forth under the Italian Civil Code and further detailed, interpreted and implemented by the generally accepted accounting principles issued by the “Consiglio Nazionale dei Dottori Commercialisti e degli Esperti Contabili” and as modified by “Organismo Italiano di Contabilita” as amended, supplemented, or reinstated from time to time;

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“Licence Transfers”	has the meaning given in clause 5.2;
“Listing Rules”	means the listing rules made by the FCA under Part VI of the FSMA, as such may be amended, consolidated or re-enacted from time to time;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[***]
“Losses”

means any loss, damage, liability (including Taxes), penalty and reasonable out of pocket cost and/or expense (including interests and reasonable attorneys’ fees) to be determined in accordance with Articles 1223 to 1228 of the Italian Civil Code, provided that the calculation of “Losses” shall: (i) exclude loss of goodwill; (ii) exclude any disallowance, non-availability, loss or reduction of any Relief (including, without limitation, carry-forward tax losses for corporate income tax purposes and any other tax attributes) and the setting off or utilisation (including by way of deduction in a calculation) of any Relief (it being understood, for the avoidance of doubt, that Purchaser retains full discretion in deciding whether to use a Relief to offset a Tax claim, when so allowed by the applicable law);

“Loss of the Period”	has the meaning given in Schedule 13;
[***]
[***]
“Material Contract”	means the agreements set out in Schedule 12;
“Member State”	means any country or state which is a member of the European Union;
“Nctm”	means Nctm Studio Legale;
[***]
[***]
“Net Debt Balance”	means the Cash Balance less the Debt Balance, which may be a positive or a negative amount;
“Net Inter-Company Debt Balance”	means the Inter-Company Receivables less the Inter-Company Payables (which may be a positive or a negative amount).
“Network”	means the telecommunication, cable and signal distribution networks and systems owned or used by the Target Group;
[***]
[***]
[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Notary”	means any Italian notary public to be designated by the Purchaser before whom the Deed of Transfer shall be executed;
“Notice of Due Payment”

means a written notice of claim under clauses 15.1(B) to 15.1(M), given by the Purchaser in circumstances where, in respect of any claims, actions or demands covered under the Special Indemnities (i) a sentence or court order, whether provisionally or finally enforceable, is issued or (ii) any agreement or settlement with any third party is entered into by the Target Group and/or the Purchaser in compliance with this Agreement, in both cases under (i) and (ii) establishing that a payment is due by the Target Group or the Purchaser;

“Notified Customers”	means (i) the customers that have been notified of advance billing and (ii) the acquired customers under the advance billing terms;
[***]
[***]
[***]
[***]
[***]
[***]
[***]
“Ordinary Trading Items”

means the aggregate of the amounts owing as at the Completion Close Time as a result of goods and services supplied in the ordinary course of trading, between on the one hand, members of the Target Group and, on the other hand, members of the Retained Group, and the amounts owing as at the Completion Close Time between members of the Target Group and Infrastructure Wireless Italiane s.p.a.;

[***]
[***]
“Personal Data”	has the meaning given to it in Article 4, no. 1 of the GDPR;
[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[***]
[***]
[***]
“Proceedings”

means any proceeding, suit or action arising out of or in connection with this Agreement or the negotiation, existence, validity or enforceability of this Agreement, whether contractual or non- contractual;

“Processing”	has the meaning given to it in Article 4, no. 2 of the GDPR;
“Property” or “Properties”	means freehold, leasehold or other immovable property owned, occupied, used or controlled by the Target Group in any part of the world;
[***]
“Purchase Price”	has the meaning given in clause 6.1;
“Purchaser Offer”	has the meaning given in Schedule 10;
“Purchaser Offer Period”	has the meaning given in Schedule 10;
“Purchaser Warranties”	has the meaning given in clause 12.1;
“Purchaser Wrong Pockets Item”	has the meaning given in Schedule 10;
“Purchaser’s Group”	means Swisscom and the companies controlled, directly or indirectly, by Swisscom, including the Purchaser and, only from Completion, the Target Group;
“Recommendation”	has the meaning given in clause 3.13(C);
“Referral Request”	has the meaning given in paragraph 1 of Schedule 1;
“Relevant Services”	has the meaning given in Schedule 18;
“Regulation”	has the meaning given in paragraph 1 of Schedule 1;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Regulatory Conditions”	means the Competition Condition, the EU FSR Condition, the Golden Power Condition the Communication Condition, the SIC Condition and the Swiss Competition Condition;
[***]	(D)
“Relevant Regulatory Authority”

means the Italian Competition Authority (AGCM), the Presidency of Council of Ministries, the Ministry of Enterprises and Made in Italy (MIMIT), the Italian Authority for Communications (AGCOM), the European Commission, the Swiss Competition Commission and any other Governmental Authority in respect of which a filing, notification or submission is required to be made in respect of the Transaction;

“Relief”

means any loss, relief, allowance or credit in respect of any Tax, any repayment of Tax, and any reduction by means of a deduction or adjustment in computing Income, Profits or Gains for the purposes of any Tax;

“Representatives”

means, in relation to a Party, members of the Purchaser’s Group or any member of any Seller’s Group (as applicable) and the directors, officers, employees, agents, advisers, accountants and consultants of that Party and members of the Purchaser’s Group or any member of any Seller’s Group (as applicable);

“Residual Net Inter- Company Debt Balance”	means the Net Inter-Company Debt Balance less the Estimated Net Inter-Company Debt Balance (which may be a positive or a negative number);
[***]
“Retained Group”	means Vodafone and its controlled companies, excluding the Target Group;
[***]
[***]
[***]
[***]
“Reverse TSAs”	means the IoT Reverse TSA and the VSSL Reverse TSA;
“Rules”	has the meaning given in clause 42.1;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Seller Licensed IP”

means any Intellectual Property right or Business Information (in each case, whether registered or unregistered and including applications for any of the foregoing, but excluding any rights in trade marks) owned by the Seller, or a member of the Seller’s Group, and which were used in the Territory by the Target, or another member of the Target Group, immediately prior to Completion but excluding any Intellectual Property and rights in Business Information that are or were licensed under clause 5.2 of Schedule 10, the Transitional Services Agreements or other Ancillary Documents, which shall be licensed on the terms and subject to the conditions of such relevant agreement;

[***]
“Seller’s Dispute Document”	has the meaning given in Schedule 7;
“Seller’s Group”	means Vodafone and the companies controlled, directly or indirectly by Vodafone, including the Target Group until Completion and excluding the Target Group following Completion;
[***]	(E)
“Separation”	has the meaning given in Schedule 10;
“Separation Documents”	means the documents entered into to execute and complete the Separation in compliance with Schedule 10;
“Separation Warranties”	has the meaning given in Schedule 10;
“Share Purchase Documents”	means this Agreement, the Deed of Transfer and the Ancillary Documents;
[***]
“Shareholder Approval Condition”	has the meaning given in paragraph 6 of Schedule 1;
“Shares”	means the entire issued share capital of the Target;
“Shortfall Working Capital”

means the amount (if any) by which the Working Capital is lower than the Target Working Capital (it being understood that if we refer to positive amounts 5 is lower than 10, whilst if we refer to negative amounts -10 is lower than -5);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[***]
[***]
[***]
“Swisscom Guaranteed Obligations”	has the meaning given in clause 25.7;
“Swiss Competition Condition”	has the meaning given in paragraph 7 of Schedule 1;
“Target”	has the meaning given in recital (A);
"Target Business"	means the business carried on by the Target Group in the Territory as at the date hereof;
[***]
“Target Group”	means the Target and its wholly owned subsidiaries, VND s.p.a., Vodafone Gestioni s.p.a. and VEI s.r.l., as further described in Schedule 11;
[***]
[***]
“Tax”

means all tax charges generally due in Italy and/or abroad, even jointly or severally or by way of successor liability, in accordance with the applicable law. For illustrative and non-exhaustive purposes, Tax includes all forms of direct or indirect taxes, levies, duties and imposts and any charges, deductions or withholdings in the nature of tax, including taxes on gross or net Income, Profits or Gains, GloBE Tax, VAT and taxes on receipts, sales, transfer, ownership, wealth, salaries, use, occupation, development, franchise, advertising, payroll, employment, value added and personal property, registration, cadastral, mortgage, statutory and governmental, state, federal, provincial, local governmental or municipal charges, fees, assessments or charges of any kind whatsoever in the nature of tax, together with all penalties, charges (including collection fees) and interest relating to any of them or to any failure to file any return required for the purposes of any of them, regardless of whether any amount in respect of any of them is recoverable from any other person;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“Tax Authority”	means any authority responsible for the assessment and/or collection or management of any Tax (including, without limitation, the Italian tax police);
[***]
[***]
[***]
[***]
[***]
“Technical and Organisational Measures”

means the technical and organisational measures to protect Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, and which provide a level of security appropriate to the risk represented by the Processing and the nature of the Personal Data to be protected as required by Data Protection Legislation;

[***]
“Terminating Intra- Group Arrangements”	means the Intra-Group Arrangements (but excluding the Surviving Agreements);
“Territory”	means Italy, Republic of San Marino and Vatican State;
[***]
[***]
“Third Party Right”

means any right to acquire, option or right of pre-emption or conversion or any mortgage, charge, Encumbrance, pledge, lien, assignment, hypothecation, security interest, title retention, sub- participation or any other security agreement or arrangement or third party right or claim, or any agreement to create any of the above;

“Trapped Cash”

means any cash, as at the Completion Close Time, which is not capable (including without cost to the Target Group or legal sanction in respect of the Target Group) of being spent by the Target Group in the ordinary course of business, or of being paid, released, distributed or loaned outside of the Target Group, as a result of,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

among others, legal claims by dealers against the Target Group and dealer foreclosures in respect of the Target Group;
“Transaction”	has the meaning given in recital (E);
[***]
“Transaction Resolution”	means an ordinary resolution by the shareholders of Vodafone in the agreed form approving the Transaction for the purposes of Chapter 10 of the Listing Rules;
[***]
[***]
“Transitional Services Agreements”	means: (A) the Vodafone TSA; and (B) the Reverse TSAs;
[***]
“Unknown Guarantee”	has the meaning given in clause 10.4;
“Unknown Guarantee Crystallisation Event”	has the meaning given in clause 10.4;
“Unoccupied Space”	has the meaning given in clause 4.2;
“VAT”

means:

(A)
any value added tax imposed by Italian Presidential Decree no. 633 dated October 26, 1972 and Italian Law Decree no. 331 dated August 30, 1993 (and legislation and regulations supplemental thereto);
(B)
any value added tax imposed by the Value Added Tax Act 1994 (and legislation and regulations supplemental thereto);
(C)
to the extent not included in paragraphs (A) or (B) above, any Tax imposed in compliance with the council directive of 28 November 2006 on the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

common system of value added tax (EC Directive 2006/112); and

(D)
any other Tax of a similar nature to the Taxes referred to in paragraphs (A), (B) or (C) above, whether imposed in a member state of the European Union in substitution for, or levied in addition to, the Taxes referred to in paragraphs (A), (B) or (C) above or imposed elsewhere;

[***]
“VDD Report”	means the legal vendor due diligence report prepared [***] in connection with the Transaction dated [***];
“VE Italy”	means Vodafone Enterprise Italy S.r.l, a company with registration number 9975360158 whose registered office is at Vodafone Village, via Lorenteggio 240, 21047, Milano, Italy;
[***]
“VEGL”	means Vodafone Enterprise Global Limited, a company incorporated in Ireland with registration number 282638, whose registered office is at 38/39 Fitzwilliam Square West, Dublin 2, D02 NX53, Ireland;
“VFA”	means Vodafone Automotive S.p.A., a company incorporated in Italy, with registration number VA 136296, and having its registered office at Via Astico 41, 21100 Varese (VA);
[***]
[***]
“VGEL”

means Vodafone Global Enterprise Limited, a company registered in England & Wales with registered number 2844851 whose registered office is at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, England;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“VGSL”	has the meaning given in Schedule 10;
[***]
[***]
[***]
[***]
[***]
[***]
“Vodafone TSA”

means the transitional services agreement between VSSL and the Target to be entered into at Completion, in the form set out under folder 1.3.8.35 of the Data Room, subject to any further amendment in accordance with clause 5.21(J);

“Vodafone Warranties”	has the meaning given in clause 11.1;
“VPC”	means Vodafone Procurement Company S.à r.l;
[***]
“VRS”	means Vodafone Roaming Services S.à.r.l.;
[***]
“VSSL”	means Vodafone Sales & Services Limited;
“VSSL Reverse TSA”	means the reverse transitional services agreement between VSSL and the Target to be entered into on Completion in the form to be agreed in accordance with clause 5.21(A);
“Waiver Letter”	has the meaning given in paragraph 2(E) of Schedule 2;
“Warranties”	means the warranties set out in clause 15.5 and Schedule 3 given by the Seller, and “Warranty” shall be construed accordingly;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

[***]
“Working Hours”	means 9.00 a.m. to 5.00 p.m. on a Business Day;
[***]
“231 Crimes”	means the list of criminal offences indicated in 231 Decree;
“231 Decree”	means Italian Legislative Decree no. 231 dated 8 June 2001, as subsequently amended, regulating the corporate liability of legal persons, companies and associations without legal personality; and
“231 Model”	means the collection of compliance rules, programs and procedures aimed at preventing the 231 Crimes, pursuant to the 231 Decree.

1.2	In this Agreement, unless otherwise specified or the context otherwise requires:

(A)	references to clauses, paragraphs, sub-paragraphs, and Schedules are to clauses, paragraphs and sub-paragraphs of, and Schedules to, this Agreement;

(B)	the singular shall include the plural and vice versa, and use of any gender includes the other genders;

(C)

except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made before or after the date of this Agreement under that enactment as amended, consolidated or re-enacted as described in (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) above occurs after the date of this Agreement and increases or alters the liability of the Parties under this Agreement;

(D)	references to a “company” shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established;

(E)

references to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate (wherever incorporated), limited liability company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(F)	any reference to a “day” (including the phrase “Business Day”) shall mean a period of twenty-four (24) hours running from midnight to midnight;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(G)

when calculating the period of days before which, within which or following which any act is to be done, or step taken, under this Agreement, the day that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the relevant period shall end on the next succeeding Business Day. Unless otherwise expressly indicated, any period of time expressed in months shall be calculated under Article 2963, paragraphs 4 and 5 (Computo dei termini di prescrizione) of the Italian Civil Code;

(H)	references to times are to Rome time;

(I)

references to “fees”, “costs” and/or “expenses” suffered or incurred by a person shall not include any amount in respect of VAT comprised in such fees, costs or expenses to the extent that either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to refund or credit as input tax;

(J)	references to “writing” shall include any modes of reproducing words in a legible and non-transitory form and whether sent or supplied by email;

(K)	references to “including” or “includes” shall mean including or includes without limitation;

(L)	references to “greater” shall be construed so that, for example, 10 represents a greater amount than 5, and -5 represents a greater amount than -10;

(M)	references to “less” shall be construed so that, for example, 5 represents a lesser amount than 10, and -10 represents a lesser amount than -5;

(N)

references to any Italian legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than Italy be deemed to include what most nearly approximates in that jurisdiction to the Italian legal term;

(O)	the table of contents and all headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement;

(P)	the formulation “to the extent that” shall be read as meaning “if, but only to the extent that”;

(Q)

the obligation of a Party to use its efforts or endeavours, whether best or reasonable, to accomplish an objective shall be construed as an “obbligazione di mezzi” and not as an absolute obligation to ensure that such objective is actually achieved (i.e., as an “obbligazione di risultato”);

(R)

the expressions “shall cause” or “shall procure that” (or any similar expression) and, in general, any reference to actions to be taken (or not taken) by a person which is not a Party to this Agreement shall be construed as a “promessa dell’obbligazione o del fatto del terzo” in accordance with Article 1381 of the Italian Civil Code;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(S)

the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

(T)

where an amount in this Agreement or in relation to this Agreement or any claim thereunder is expressed in a currency and the Parties need to know the equivalent amount in another currency, such amount shall be converted to an amount in such other currency as is required at the spot rate of exchange (mid-point) for those currencies at 4.00 p.m. on the relevant date of calculation as published by Bloomberg on the BFIX service;

(U)

references to “Income, Profits or Gains” shall include any income, profits or gains which are deemed to be earned, accrued or received for the purposes of any Tax; and any such Income, Profits or Gains being earned, accrued or received on or before a particular date or in respect of a particular period mean Income, Profits or Gains which are regarded as having been, or are deemed to have been, earned, accrued or received on or before that date or in respect of that period for the purposes of any Tax; and

(V)

references to “indemnity”, “indemnify” and “indemnifying” any person against any circumstances include indemnifying and keeping them harmless on an after-Tax basis and where any undertaking to pay is given under this Agreement where the amount to be paid is calculated by reference to the amount that would be required to indemnify any person against any circumstance such amount shall be calculated on an after-Tax basis;

(W)

any indemnity (the “Payment Obligation”) being given or assumed on an “after-Tax basis” or expressed to be “calculated on an after-Tax basis” means that the amount payable pursuant to such Payment Obligation (the “Payment”) shall be calculated in such a manner as will ensure that, after taking into account:

(i)	any Tax required to be deducted or withheld from the Payment;

(ii)

the amount and timing of any additional Tax which becomes payable as a result of the Payment being subject to Tax (where, instead, Tax would have been payable on such sum but for the utilisation of any Relief this will not be taken into account in the calculation of the amount of the Payment but the payer shall separately be required to pay to the recipient an amount equal to the Tax that the recipient pays which it would not otherwise have paid but for the earlier utilisation of the Relief (on the assumption Reliefs are used on a first in, first out basis) and at the time that tax is so payable, provided that the amount payable by the payer at that time shall be calculated on an after-Tax basis); and

(iii)

the amount and timing of any Tax benefit (including, without limitation, any reduction of Tax payable) which is obtained, to the extent that such Tax benefit is attributable to the matter giving rise to the Payment Obligation,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

the recipient of the Payment is in the same position as that in which it would have been if the matter giving rise to the Payment Obligation had not occurred (or, in the case of a Payment Obligation arising by reference to a matter affecting a person other than the recipient of the Payment, the recipient of the Payment and that other person are, taken together, in the same position as that in which they would have been had the matter giving rise to the Payment Obligation not occurred), provided that the amount of the Payment shall not exceed that which it would have been if it had been regarded for all Tax purposes as received solely by the recipient and not any other person; and

(X)

references in this Agreement to any person shall, when construing any provision in relation to VAT or amount in respect of VAT, be deemed at any time when such person is a member of a group for VAT purposes in relation to such VAT or amount in respect of VAT to include a reference, where appropriate, to any other member of such group for VAT purposes at such time.

2.	Sale and Purchase

On and subject to the terms and conditions of this Agreement, at Completion, the Seller shall sell and transfer, and the Purchaser shall purchase and acquire the Shares, in each case free from any Encumbrances and with all rights attaching to them including the right to receive all distributions and dividends declared, paid or made in respect of the Shares after Completion.

3.	Conditions

3.1	The sale and purchase of the Shares shall be conditional on the Conditions having been fulfilled or waived in accordance with this Agreement.

Regulatory Conditions

3.2

The Purchaser shall use commercially reasonable efforts to fulfil the Regulatory Conditions before the Long Stop Date, and the Purchaser shall notify the Seller promptly of the fulfilment of each Regulatory Condition, provided in any case that the Purchaser shall be solely responsible under this clause 3.2 for directing, devising and implementing the strategy for fulfilling the Regulatory Conditions.

3.3	The Seller shall, and shall procure that the Target Group shall:

(A)

cooperate in good faith with the Purchaser regarding the preparation and filing of the notifications necessary for the fulfilment of the Regulatory Conditions, it being hereby agreed that for the purposes of the Golden Power Condition the relevant filing shall be jointly submitted by the Purchaser and the Target;

(B)

use all reasonable efforts to provide promptly all information and documentation that is requested pursuant to a request by any Relevant Regulatory Authority in connection with the fulfilment of the Regulatory Conditions; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(C)

use all reasonable efforts to promptly provide to the Purchaser such information and documentation relating to the Target Group and such assistance (including, upon request of the Purchaser, attending meetings and telephone or video calls with any Relevant Regulatory Authority) as may be requested by the Purchaser for the purposes of the preparation and filing of any submissions to be made to a Relevant Regulatory Authority in connection with the fulfilment of the Regulatory Conditions.

3.4	The Purchaser shall:

(A)	promptly inform the Seller of any written communication or request for additional information or substantive oral communication from any Relevant Regulatory Authority;

(B)

notify the Seller sufficiently in advance, to the extent reasonably doable, of any substantive document or communication which it proposes to make or submit to any Relevant Regulatory Authority and provide the Seller with:

(i)

copies of such substantive documents or communication in draft and final form, including any supporting documentation or information reasonably requested by the Seller but excluding any information confidential to the Purchaser; and

(ii)	a reasonable opportunity to provide comments on such drafts prior to their submission and give due consideration to those comments;

(C)

consult with the Seller prior to any meeting, substantive phone calls / video conferences with any Regulatory Authority and, where reasonably requested and unless the Relevant Regulatory Authority requires that such meeting, call or conference takes place with the Purchaser only, give the Seller (or its Representatives) the opportunity to attend, all such meetings or substantive phone calls / video conferences with any Relevant Regulatory Authority;

(D)

keep the Seller informed, as soon as reasonably practicable, as to the progress of any substantive filings, notifications, submissions, correspondence and communications which are made with a view to obtaining the relevant consent, approval or action from each Relevant Regulatory Authority; and

(E)

promptly inform and discuss with the Seller (and its Representatives) should it become apparent that the fulfilment of any Regulatory Conditions shall require the use of efforts going beyond what is commercially reasonable as per clause 3.2 above, it being understood, for the avoidance of doubt, that the sharing of such information between the Parties shall not imply that the relevant Regulatory Conditions are no longer capable of fulfilment or have been waived and shall have no impact on the Long Stop Date.

3.5

The Seller shall promptly inform and discuss with the Purchaser (and its Representatives) should it become apparent that the fulfilment of any Regulatory Conditions shall require the use of efforts going beyond what is commercially reasonable as per clause 3.2 above, it being understood, for the avoidance of doubt, that the sharing of such information between the Parties

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

shall not imply that the relevant Regulatory Conditions are no longer capable of fulfilment or have been waived and shall have no impact on the Long Stop Date.

3.6

Nothing in clauses 3.2 to 3.5 shall require any of the Parties to provide another Party with any competitively sensitive information other than in accordance with the Clean Team Agreement or similar agreements between the Parties. However, for the avoidance of doubt: (i) the Purchaser’s external legal counsel shall be entitled to review all of the Seller’s or Target’s information or documents (including competitively sensitive information) prior to their submission to any Relevant Regulatory Authority, and (ii) the Seller’s external legal counsel shall be entitled to review all of the Purchaser’s information (including competitively sensitive information) prior to their submission to any Relevant Regulatory Authority.

3.7

Each of the Seller and the Purchaser shall be responsible for the accuracy of the contents of any submissions to any Relevant Regulatory Authority that exclusively relate to itself or, in the case of the Seller, any member of the Seller’s Group, or, in the case of the Purchaser, any member of the Purchaser’s Group.

3.8

The Purchaser undertakes that, between the date of this Agreement and fulfilment of the Regulatory Conditions, it will not, and shall procure that no member of the Purchaser’s Group will, either alone or acting in concert with others, acquire or offer to acquire (or cause another person acting on its behalf to acquire or offer to acquire) any company or business that competes with the business of the Target Group where that acquisition could reasonably be expected to materially prejudice or delay, or result in the imposition of any condition in connection with, the fulfilment of the Regulatory Conditions by the Long Stop Date.

Shareholder Approval Condition

3.9

The Parties expect that the Listing Rules which are in force at the date of this Agreement will be amended in the months following the execution of this Agreement in a manner that results in the Transaction Resolution not being required to consummate Completion (the “Amended Listing Rules”). In light of the foregoing, it is hereby agreed by the Parties that:

(A)

if the Amended Listing Rules come into force on or following the date of this Agreement but prior to 30 September 2024 (or such other date as may be agreed in writing between Vodafone and the Purchaser), the Shareholder Approval Condition shall not apply (and, for the avoidance of doubt, clauses 3.11 to 3.16 shall not apply);

(B)

if the Amended Listing Rules do not come into force on or prior to 30 September 2024 but there is a reasonable expectation that the Amended Listing Rules will come into force on or before 30 October 2024 (or such other date as may be agreed in writing between Vodafone and the Purchaser), Vodafone and the Purchaser shall discuss in good faith the extension of the timing referred to in clause 3.13(A) in respect of the publication of the Circular (as defined below) and the dispatching of the notice of General Meeting; or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(C)	if none of the circumstances referred under clauses 3.9(A) and 3.9(B) above occur, then, from (and including) 1 October 2024, the obligations set out in clauses 3.11 to 3.13 shall apply.

3.10

Vodafone shall not publish or distribute the Circular nor, for the avoidance of doubt, propose the Transaction Resolution at any General Meeting prior to 30 September 2024 (or such other date as may be agreed in writing between Vodafone and the Purchaser).

3.11

Subject to clause 3.9 above, Vodafone shall use all reasonable endeavours to fulfil the Shareholder Approval Condition before the Long Stop Date and in accordance with the terms set out in clause 3.13(A), and Vodafone shall notify the Purchaser promptly of the fulfilment of such condition.

3.12

Subject to clause 3.9 above, the Purchaser shall use reasonable endeavours to provide promptly to Vodafone such information relating to the Purchaser’s Group as is reasonably necessary for the fulfilment of the Shareholder Approval Condition.

3.13	Subject to clause 3.9 above, Vodafone shall:

(A)

by no later than 18 October 2024 (or such other date as may be agreed in writing between Vodafone and the Purchaser) but not before 30 September 2024 (or such other date as may be agreed in writing between Vodafone and the Purchaser), publish and distribute a circular, including a notice of General Meeting to its shareholders, in accordance with Vodafone’s articles of association and applicable law, proposing the Transaction Resolution (the “Circular”);

(B)

provide to the Purchaser reasonably in advance with a draft of the Circular, and take into account any reasonable comments by the Purchaser in advance of the publication and distribution of the Circular pursuant to clause 3.13(A);

(C)

subject to applicable law and clause 3.14, procure that: (i) the Circular and notice of General Meeting contains a unanimous and unqualified recommendation from the directors of Vodafone to the shareholders of Vodafone to vote in favour of the Transaction Resolution (the “Recommendation”), and (ii) the Recommendation is not adversely altered, modified, suspended, qualified or revoked;

(D)

if the notice to convene the Vodafone General Meeting has been given pursuant to clause 3.13(A), Vodafone undertakes to and agrees with the Purchaser that it shall not propose or agree to adjourn the General Meeting once convened, unless an adjournment is necessary to comply with applicable law and/or the Listing Rules or because a physical event outside its control renders the holding of the General Meeting impossible or impracticable, provided that, in each case, if the General Meeting is so adjourned, the General Meeting shall be reconvened for a date which is no more than 20 Business Days later (or, if later, the soonest date permitted by applicable law);

(E)	[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(F)	permit the Purchaser and any of its Representatives to attend the General Meeting;

(G)

subject to clauses 3.9 to 3.16 and the fiduciary duties of the directors of Vodafone, not propose any resolution or take any action which would reasonably be expected to result in: (i) the Transaction Resolution not being passed or being revoked or amended; or (ii) satisfaction (or waiver, where applicable) of the Shareholder Approval Condition otherwise being prevented, impeded, delayed or prejudiced, in each case without the Purchaser’s prior written consent; and

(H)	not agree to any variation of, or amendment to, the terms of any Irrevocable Undertakings without the Purchaser’s prior written consent (not to be unreasonably conditioned, withheld or delayed).

3.14

For the purposes of clause 3.13(C), the directors of Vodafone shall have the right not to make or to withdraw, suspend, qualify or adversely modify or amend the Recommendation at any time if required to comply with their fiduciary duties from time to time, provided that:

(A)

such right of withdrawal, suspension, qualification, modification or amendment may only be exercised following receipt by such directors of written legal advice from external legal counsel – to be promptly shared with the Purchaser - stating the application of the fiduciary duties in respect of that decision; and

(B)

if the directors of Vodafone exercise their right not to make the Recommendation in the Circular before the Circular (including the notice of General Meeting) is posted or exercise their right to withdraw, suspend, qualify or adversely modify or amend the Recommendation after the Circular (including the notice of General Meeting) has been posted, in each case in accordance with this clause 3.14, then:

(i)	the Seller shall notify the Purchaser as soon as reasonably practicable following the exercise of such right;

(ii)	Vodafone shall have no obligation to include the Recommendation in the Circular and notice of General Meeting (as appropriate); and

(iii)	Vodafone shall continue to be required to post the Circular and notice of General Meeting pursuant to clause 3.13(A).

3.15	[***]

3.16	Notwithstanding the above, the Parties acknowledge and agree that:

(A)

for the time and costs (both internal and external) incurred directly and indirectly by the Purchaser and Swisscom for the negotiation that led to entering into this Agreement, as well as for the missed opportunity and strategic value of the Transaction for the Purchaser, if the Transaction Resolution is required pursuant to clauses 3.9 and 3.13 and is either:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(i)	not proposed at a General Meeting; or

(ii)	not approved at any such General Meeting,

and, in each case, the Seller (or any member of the Seller’s Group) executes an agreement (even if subject to one or more conditions) relating to an Alternative Transaction within 12 months from the earlier of (x) the Long Stop Date and (y) the date of any General Meeting at which the Transaction Resolution is proposed (if any) (each of clauses 3.16(A)(i) and 3.16(A)(ii), read in accordance with all of this clause 3.16(A), a “Break-up Penalty Trigger”), Vodafone shall pay to the Purchaser (or, upon written notice by the Purchaser to Vodafone, to Swisscom), by means of an irrevocable bank transfer of immediately available fund within 30 (thirty) Business Days following the written request of the Purchaser following the occurrence of a Break-up Penalty Trigger, a total amount equal to one hundred fifty million euros (€ 150,000,000.00) (the “Break- up Penalty”); and

(B)

the Break-up Penalty represents an adequate and fair amount of liquidated damages pursuant to Section 1382, 1383 and 1384 of the Code and, in this context, the Seller irrevocably waives its right to request for an equitative reduction of the Break-up Penalty pursuant to Section 1384 of the Code.

General

3.17

Subject to clause 3.9(A), the Parties acknowledge and agree that the Conditions are provided in the interest of each and all Parties and that such Conditions, to the extent permissible under applicable law, can be waived exclusively with the consent of each and all Parties.

3.18

If the Conditions are not fulfilled or waived in accordance with this Agreement on or before 5.00 p.m. on the Long Stop Date or if the Conditions are at any point no longer capable of fulfilment before such time (and have not been waived and / or, in the case of the Shareholder Approval Condition, has not ceased to apply, in accordance with this Agreement) this Agreement shall automatically terminate.

3.19

If this Agreement terminates in accordance with clause 3.18, all rights and obligations of the Parties under this Agreement shall end (except for the provisions of this clause 3.19, clause 1, clause 3.16 and clauses 27 to 43 (inclusive), but (for the avoidance of doubt) all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

4.	Conduct of business before Completion

4.1

Subject to applicable law and to clause 4.2, the Seller shall procure that the Target Group carries on its business in the ordinary course in a manner substantially consistent with the past practice during the twelve (12) months preceding the date of this Agreement with the consequence that the Seller shall not, and shall procure that the Target Group shall not, between the date of this Agreement and Completion undertake any of the acts or matters deviating from the ordinary course of business, including but not limited to the acts and matters

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

listed in Schedule 8, in each case, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).

4.2	Neither clause 4.1 nor Schedule 8 shall operate so as to restrict or prevent:

(A)

any act, omission or matter reasonably undertaken by any member of the Seller’s Group in the case of an emergency or disaster or other serious incident or circumstance that might result in a serious adverse effect on the Target Group with the intention of minimising any adverse effect on the Target Group, in which case, the Seller shall notify in advance the Purchaser of any such activities undertaken or, if it is not possible, as soon as reasonably practicable thereafter;

(B)	completion or performance of any obligation undertaken pursuant to or in connection with any contract or arrangement entered into by any member of the Target Group before the date of this Agreement;

(C)	payment in respect of any liability incurred by the Target Group (or in respect of which the action that resulted in such liability had been taken) prior to the date of this Agreement;

(D)

any ordinary course cash management activities by the Target Group or the Seller as at the date of this Agreement, including: (i) capitalising, settling or incurring any Intra- Group Debt; (ii) implementing, operating or unwinding any cash pooling arrangements; (iii) upstreaming and downstreaming of funds by way of inter-company loans, dividends, distributions and equity contributions between members of the Target Group and/or members of the Retained Group; and (iv) factoring of any invoices or receivables by the Target Group;

(E)	[***]

(F)	[***]

(G)	any matter required or expressly contemplated by or resulting from the provisions of this Agreement or any of the other Share Purchase Documents or necessary to give effect to their provisions;

(H)	any act, omission or matter being undertaken at the written request, or with the written consent, of the Purchaser or Swisscom;

(I)	any act or matter undertaken to give effect to or implement the arrangements set out in Schedule 10;

(J)

other than any amendments to the Vodafone Share Incentive Plans applicable to employees of the Target Group, any actions in relation to employee share schemes to the extent put in place prior to the execution date of this Agreement, and to the extent envisaged by, or necessary to implement, the arrangements set out in clause 19;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(K)

any act undertaken to negotiate or – with the exclusion of the [***] - settle any matter which is the subject of the Special Indemnities, provided that (i) if there is a such a settlement, the sole obligation on the Target Group deriving from such settlement is the payment of a cash amount - with no residual liability for the Target Group or assumption of any other obligation - and the relevant agreed payment will be captured in the Completion Accounts (to the extent not already settled by the Completion Close Time); and (ii) the Seller shall notify in advance the Purchaser of any such activities;

(L)	[***]

(M)	the execution of the Brand Licence Agreement and the Target making the payments contemplated therein prior to Completion (including any steps necessary in connection with such payments); or

(N)	any matter required to be undertaken in order to comply with any applicable law or any request by a Governmental Entity;

(O)

any act or matter undertaken in connection with energy and insurance services or the co-selling of financial services, provided that such services are run within their ordinary course following launch; or

(P)	[***]

4.3	Notwithstanding the provisions of clause 34, any request for consent under clause 4.1 and notice under clause 4.2 shall be made only by e-mail to all the following e-mail addresses:

[***]it being understood that any request for consent under clause 4.1 or notice under clause 4.2 sent to less than all the e-mail addresses provided under this clause 4.3 shall be considered as not validly sent.

4.4

The consent of the Purchaser for the purposes of clause 4.1 may only be given from any of the e-mail addresses identified in clause 4.3, it being understood that the consent of the Purchaser for the purposes of clause 4.1 may be given by any one of the e-mail addresses identified in clause 4.3 and shall not require consent from all of them.

4.5

Consent under clause 4.1 shall be deemed to have been given to the Seller if such consent has neither been granted nor denied by the Purchaser within four (4) Business Days of the Seller making a request for consent in accordance with clause 4.3 and clause 4.4.

4.6

Without prejudice to clause 36, the Parties agree that any information to be communicated to the Purchaser as a basis for the exercise of any consent right pursuant to clause 4.3 shall be held in confidence by the Purchaser.

4.7

Subject to applicable law and without prejudice to clause 4.1 and 4.2, between the date of this Agreement and Completion, the Seller shall, and shall procure that the Target Group shall, as applicable, carry out the activities mentioned in this clause 4.7.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(A)	The Seller shall, or shall procure that the Target Group shall:

(i)	deliver to the Purchaser:

(a)	[***]

(b)	[***]

(c)	[***]

(ii)	[***]

(B)	[***]

4.8[***]

5.Seller’s pre-Completion undertakings

[***]

5.1[***]

[***]

5.2[***]

5.3[***]

5.4[***]

5.5[***]

5.6[***]

5.7[***]

5.8[***]

5.9[***]

Insurance

5.10

The Seller undertakes to cooperate (and shall procure that the Target Group cooperates) with the Purchaser, for the period from the date of this Agreement up until Completion, to provide the Purchaser with any reasonable assistance and information that may be reasonably requested by the Purchaser for the purposes of obtaining, as soon as reasonably practicable

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

and prior to Completion the replacement of any insurance policies whose coverage may terminate upon Completion due to the relevant change of control clause being triggered.

5.11

The Seller shall procure that the insurance policies entered into by the Seller’s Group pre- Completion for the benefit of the Target Group will continue to cover claims incurred by the Target Group from events that occurred pre-Completion for a period of five years post- Completion.

5.12

If the Target Group receives any monies or other proceeds pursuant to a claim under any such insurance policies as referred to in clause 5.11 in relation to any matter: (i) that has been expressly considered in the calculation of the adjustment of the Purchase Price under the Completion Accounts; or (ii) for which the Purchaser or any member of the Target Group has already received an indemnification payment by the Seller under this Agreement; or (iii) relating to any Loss incurred by the Target Group prior to Completion, in respect of which (a) the Seller submitted a claim under the Target Group’s insurance policies and has already remedied such Loss, and (b) has notified to the Purchaser prior to Completion (providing any reasonable information about the Loss, its remediation and the relevant insurance claim), then the Purchaser shall, and shall procure that the relevant member of the Target Group shall, pay to the Seller the lesser of: (a) such monies or proceeds received net of Taxes (if any), and (b) an amount equal to the Loss.

[***]

5.13	[***]

5.14	[***]

5.15	[***]

5.16	[***]

5.17	[***]

5.18	[***]

5.19	[***]

5.20	[***]

5.21	[***]

5.22

It remains in any case expressly agreed and understood that, between the date of this Agreement and Completion, the Seller and the Purchaser shall (and the Seller shall procure that the relevant members of its Seller’s Group) work together acting reasonably and in good faith to agree on any further actions, document, agreement, amendment or any other

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

undertaking which may be reasonably required in connection with the Ancillary Documents, also taking into account the discussions, commitments and undertakings made between the Parties and their Affiliates prior to the date of this Agreement.

6.	Consideration

6.1	The consideration for the purchase of the Shares shall be the sum of eight billion euros (€8,000,000,000) (the “Purchase Price”):

(A)	plus an amount equal to the Net Debt Balance (it being acknowledged that such amount may be a positive or negative number); and

(B)

(i) plus, if there is an Excess Working Capital, an amount equal to the Excess Working Capital; or (ii) minus, if there is a Shortfall Working Capital, an amount equal to the Shortfall Working Capital,

(such amount, as adjusted pursuant to this Agreement and, in particular, clause 8 and Schedule 9, being the “Consideration”).

6.2	The Consideration shall be calculated and paid in accordance with:

(A)	clause 7 and Schedule 2; and

(B)	clause 8 and Schedule 9.

6.3	Any other payment made under this Agreement shall (so far as legally possible) be treated as an adjustment to the Consideration to the extent of the payment.

6.4

The Parties acknowledge and agree that, save as provided for under this clause 6, clauses 7 and 8, Schedule 2 and Schedule 9 and, in any case without prejudice to any monetary compensation and/or indemnification payment received by the Parties pursuant to this Agreement (which shall be treated as an adjustment to the Purchase Price), the Purchase Price shall not be subject to any adjustment or variation of any kind whatsoever, including in connection with any unforeseeable circumstances arising following the execution date of this Agreement. For the sake of clarity, any appreciation or depreciation of the value of the Shares, either as a consequence of circumstances that could be attributed to the Target (such as the variation of its economic and financial condition) or to external factors (such as the variation of the relevant market), will be considered a “normal risk” (alea normale) for this Agreement pursuant to Article 1467, paragraph 2, of the Italian Civil Code. Therefore, the Purchaser expressly irrevocably excludes the application of the remedies provided under Articles 1467 and 1448 of the Italian Civil Code and waives any and all right, claim and action in relation thereto.

7.	Completion

7.1	Completion shall take place at the offices of Nctm on the last Business Day of the month in which the Conditions shall have been fulfilled (or waived or, in the case of the Shareholder

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Approval Condition, ceased to apply, in accordance with this Agreement) except that where such fulfilment (or waiver or ceasing in application) occurs less than 10 Business Days before the last Business Day of a month, Completion shall take place on the last Business Day of the month following the month in which the Conditions are fulfilled (or waived or, in the case of the Shareholder Approval Condition, ceased to apply, in accordance with this Agreement) (or in any event at such other place and date as may be agreed between the Seller and the Purchaser in writing).

7.2	Not less than 10 Business Days prior to Completion, the Seller shall provide the Estimates Statement to the Purchaser including:

(A)	the Estimated Cash Balance;

(B)	the Estimated Debt Balance;

(C)	the Estimated Net Debt Balance;

(D)	the Estimated Inter-Company Receivables;

(E)	the Estimated Inter-Company Payables;

(F)	the Estimated Net Inter-Company Debt Balance;

(G)	the Estimated Working Capital;

(H)	the Estimated Excess Working Capital or Estimated Shortfall Working Capital (as applicable); and

(I)	the total aggregate amount payable by the Purchaser at Completion for the Shares (the “Completion Payment”), being an amount calculated as follows:

(i)	the Purchase Price;

(ii)	plus an amount equal to the Estimated Net Debt Balance (it being acknowledged that such amount may be a positive or negative number); and

(iii)

(x) plus if there is an Estimated Excess Working Capital, an amount equal to the Estimated Excess Working Capital; or (y) minus if there is an Estimated Shortfall Working Capital, an amount equal to the Estimated Shortfall Working Capital.

7.3

At Completion, without prejudice to paragraph 6 of Part A of Schedule 9, the Estimated Inter- Company Receivables and the Estimated Inter-Company Payables shall be netted against each other to produce the Estimated Net Inter-Company Debt Balance and, for the purposes of the due and full settlement set forth in clause 7.4 below, (i) the Purchaser (acting on behalf of each member of the Target Group) shall pay the Seller (acting on behalf of each member of the Retained Group) the absolute value of the Estimated Net Inter-Company Debt Balance (if such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

be a negative amount) or, as the case may be, (ii) the Seller (acting on behalf of each member of the Retained Group) shall pay the Purchaser (acting on behalf of each member of the Target Group) the amount of the Estimated Net Inter-Company Debt Balance (if such be a positive amount).

7.4

At Completion, immediately following receipt of the Estimated Net Inter-Company Debt Balance in accordance with clause 7.3 above, the amount of such payment, (i) if made by the Purchaser to the Seller, as provided under clause 7.3(i) above, shall be transferred by the Seller to the relevant members of the Retained Group or (ii) if made by the Seller to the Purchaser, as provided under clause 7.3(ii) above, shall be transferred by the Purchaser to the relevant members of the Target Group (as applicable), with due settlement of the gross positions of the Estimated Inter-Company Payables and Estimated Inter-Company Receivables between any relevant member of the Retained Group, on the one side, and any relevant member of the Target Group, on the other side (it being understood that, in connection with the above, the Purchaser shall take all actions and execute such documents and the Seller shall take all actions and execute such documents – and shall cause the relevant members of the Retained Group and, with the cooperation of the Purchaser, shall cause the relevant members of the Target Group to take all actions and execute such documents – required to duly and fully settle, by means of any adequate legal arrangements which may be agreed by the Parties, all the gross positions vis-à-vis, respectively, any relevant member of the Target Group and any relevant member of the Retained Group).

7.5	At Completion, the Parties shall comply with their respective obligations under Schedule 2 and, in particular:

(A)	the Seller shall do those things listed in Part A of Schedule 2;

(B)	the Purchaser shall do those things listed in Part B of Schedule 2; and

(C)	Completion shall take place in accordance with Part C of Schedule 2.

7.6

It is agreed that all actions and transactions constituting Completion shall take place simultaneously and be regarded as one single transaction. For the avoidance of doubt, neither the Seller (on the one hand) nor the Purchaser (on the other) shall be obliged to complete the sale, purchase and transfer of the Shares unless the sale, purchase and transfer of all of the Shares is completed simultaneously in accordance with this Agreement.

7.7

If, on the date on which Completion is due to take place under clause 7.1, any Party has not complied with its obligations under clause 7.3 and Schedule 2 and such failure to comply is material in the context of this Agreement and the transactions contemplated hereby, the Purchaser (in the event of such non-compliance by the Seller) by written notice to the Seller or, as the case may be, the Seller (in the event of such non-compliance by the Purchaser) by written notice to the Purchaser, may elect to:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(A)	defer Completion for a period of up to 15 Business Days (so that the provisions of this clause 7 shall apply to Completion as so deferred);

(B)	effect Completion as far as practicable; or

(C)	terminate this Agreement by notice in writing to the other Parties,

provided that no Party may be entitled to make an election pursuant to clauses 7.7(A) or 7.7(C) where the non-compliance directly resulted from a breach of this Agreement by the Party seeking to make such election.

7.8

For the avoidance of doubt, the decision by any Party or Parties to defer or effect Completion in accordance with clauses 7.7(A) or 7.7(B) (as applicable) shall not constitute a waiver or limitation of any of its or their rights under this Agreement and the obligations of the non- compliant Party or Parties shall not be waived or otherwise released by Completion being deferred or effected.

7.9

If this Agreement is terminated in accordance with clause 7.7 (and without limiting any Party’s right to claim damages in respect of the period prior to termination), all obligations of the Parties under this Agreement shall end (except for the provisions of this clause 7.9, clause 1 and clauses 27 to 43 inclusive but (for the avoidance of doubt) all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

8.	Completion Accounts

The Parties shall comply with their respective obligations set out in Schedule 9.

9.	Seller’s Warranties

9.1

Subject to the remainder of this clause 9 and clause 14, the Seller warrants to the Purchaser that each of the Warranties set out in Schedule 3 is true, correct and accurate as at the date of this Agreement and as at the Completion Date, unless any of such Warranties set out in Schedule 3 specifically refers to a different date.

9.2

Subject to clause 14, each Party acknowledges and agrees that any claim against the Seller in respect of breach of any Warranty may only be brought after Completion and by the Purchaser or its permitted assignees.

9.3

The Seller shall be entitled to deliver at Completion to the Purchaser the Completion Disclosure Letter, containing disclosures against the Warranties at Completion for the sole purposes of good faith disclosure, it remaining understood that such disclosure shall not limit in any manner the obligation of the Seller to indemnify the Purchaser under clause 14,.

9.4

Each of the Warranties shall be construed as being separate, autonomous and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty. Subject to clause 28, the Purchaser shall have a separate claim and right of action in respect of each breach of Warranty.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Since the Warranties are autonomous and independent obligations, they are not subject, inter alia, to the provisions set forth under Articles 1490, 1491, 1495 and 1497 of the Italian Civil Code (it being understood that such provisions shall not apply to this Agreement).

9.5

The Purchaser acknowledges that neither the Seller, nor any member of the Seller’s Group nor any of their Representatives has given any warranties, representations or other statements whatsoever in relation to this Agreement other than the Warranties.

9.6

Any Warranty qualified by the expression “so far as the Seller is aware” or any similar expression shall, unless otherwise stated, be deemed to refer to: (i) the actual knowledge of [***] in their respective roles (or, in respect of the Warranties repeated at Completion, in case any of those are not covering the same position at Completion, the actual knowledge of the person who took any of their respective roles) as well as the knowledge that any of these persons would have reasonably gained pursuant to a reasonable enquiry to the other competent directors and/or officers of the Target Group taking into account each such directors and officers’ respective office, powers and areas of competence; and (ii) the knowledge that the Seller would have reasonably gained pursuant to a reasonable enquiry to the other competent directors and officers of the Target Group taking into account each such directors and officers’ respective office, powers and areas of competence.

9.7

Without prejudice to the Warranties, the Purchaser acknowledges and agrees that the Seller does not give or make any warranty or representation of any kind, either express or implied, as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of opinion relating to the Target Group and provided to the Purchaser, any other member of the Purchaser’s Group or any of their respective Representatives.

10.	Undertakings

10.1	[***]

10.2	[***]

10.3	[***]

10.4	[***]

10.5

The Seller shall use reasonable endeavours to ensure that, at or as soon as possible following Completion, the Target Group is released in full from any guarantees, indemnities or other contingent obligations given or owed to a third party by the Target Group in respect of any obligations or liabilities of any member of the Retained Group.

10.6

The Purchaser shall use reasonable endeavours to ensure that as soon as possible following Completion, each member of the Retained Group is released in full from any Guarantee and any Interim Guarantee.

10.7	The Purchaser shall use reasonable endeavours to ensure that each member of the Retained Group is released in full from any residual obligations, if any, under any Unknown Guarantee

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

that has been subject to an Unknown Guarantee Crystallisation Event as soon as possible after such event and in any case without duplication with respect to any possible payment by the Target Group to the Seller under clause 10.4.

10.8	[***]

10.9	[***]

10.10	[***]

10.11	[***]

10.12	[***]

11.	Vodafone’s warranties

11.1

Vodafone warrants to the Purchaser that each of the warranties set out in Schedule 4 (the “Vodafone Warranties”) is true, correct and accurate as at the date of this Agreement and as at the Completion Date, unless any of such Vodafone Warranties specifically refers to a different date.

11.2

Each of the Vodafone Warranties shall be construed as being separate, autonomous and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other of the Vodafone Warranties. Since the Vodafone Warranties are autonomous and independent obligations, they are not subject, inter alia, to the provisions set forth under Sections 1490, 1491, 1495 and 1497 of the Italian Civil Code (it being understood that such provisions shall not apply to this Agreement).

12.	Purchaser’s warranties

Purchaser’s Warranties

12.1

The Purchaser warrants to the Seller that each of the warranties set out in Schedule 5 and clause 12.3 (the “Purchaser Warranties”) is true, correct and accurate as at the date of this Agreement and as at the Completion Date, unless any of such Purchaser Warranties specifically refers to a different date.

12.2

Each of the Purchaser Warranties shall be construed as being separate, autonomous and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other of the Purchaser Warranties. Since the Purchaser Warranties are autonomous and independent obligations, they are not subject, inter alia, to the provisions set forth under Sections 1490, 1491, 1495 and 1497 of the Italian Civil Code (it being understood that such provisions shall not apply to this Agreement).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Certain Funds

12.3

The Purchaser warrants and undertakes to the Seller that the Purchaser has, and will maintain until Completion the available financial resources which will at Completion provide in immediately available funds the necessary cash resources to finance the Purchase Price.

13.	Swisscom’s warranties

13.1

Swisscom warrants to the Seller that each of the warranties set out in Schedule 6 (the “Swisscom Warranties”) is true, correct and accurate as at the date of this Agreement and as at the Completion Date, unless any of such Swisscom Warranties specifically refers to a different date.

13.2

Each of the Swisscom Warranties shall be construed as being separate, autonomous and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other of the Swisscom Warranties. Since the Swisscom Warranties are autonomous and independent obligations, they are not subject, inter alia, to the provisions set forth under Sections 1490, 1491, 1495 and 1497 of the Italian Civil Code (it being understood that such provisions shall not apply to this Agreement).

14.	Indemnification obligation for breach of the Warranties

14.1

Without prejudice to the remaining provisions of this clause 14 and clause 15 below, the Seller shall indemnify and hold the Purchaser harmless, in accordance with the provisions set forth in this clause14, in respect of any and all Losses:

(A)

incurred or suffered by the Target Group, which would not have been so incurred and/or suffered if the Business Warranties and the Tax Warranties had been true, correct and accurate in all respects; and

(B)

incurred or suffered by the Purchaser, which would not have been so incurred and/or suffered if the Fundamental Warranties had been true, correct and accurate in all respects, to the extent that such Losses are not indemnified under paragraph (A) above.

14.2

The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties (excluding the Fundamental Warranties) to be breached if it has been fairly disclosed in this Agreement, the Disclosure Letter or pursuant to the Disclosure Letter (including the information in the Data Room and the information in the VDD Report but not, for the avoidance of doubt, the information in the Completion Disclosure Letter).

14.3	The Purchaser shall not be entitled to terminate or rescind this Agreement as a result of a breach of, in respect of the Seller, the Warranties, or, in respect of Vodafone, the Vodafone Warranties.

14.4	Without prejudice to any indemnification obligation of the Seller under this Agreement, the Purchaser agrees and undertakes that (in the absence of fraud “dolo”) it has no rights against

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

and shall not make any claim against any employee, director, agent, officer or adviser of the Seller’s Group on whom it may have relied before agreeing to any term of any Share Purchase Document or entering into any Share Purchase Document.

14.5

The indemnification obligations of the Seller for breach of the Warranties shall be subject to the provisions set out in Schedule 7. No liability shall attach to the Seller in respect of claims under the Warranties if and to the extent that the limitations set out in Schedule 7 apply, it being understood that the limitations set out in Schedule 7 shall not apply in case of fraud (“dolo”) by the Seller.

14.6

Except in case of fraud (“dolo”), the indemnification obligations of the Seller for breach of the Warranties, as per this clause 14, are the sole and exclusive remedy available to the Purchaser in connection with, or by virtue of, any untruthfulness, incorrectness or breach of the Seller’s Warranties, to the exclusion and in lieu of any other right, action, defence, claim or remedy of the Purchaser, under any applicable law or any other provisions of this Agreement or otherwise. In particular, but without limitation, no untruthfulness or incorrectness, even if material, of any Seller’s Warranties will give rise to any right on the part of the Purchaser, whether prior to or after Completion, to rescind or terminate this Agreement, or to refuse to effect the Completion or to perform its obligations set forth in this Agreement, including pursuant to Article 1460 of the Italian Civil Code, or to commence any action under Articles 1492, 1494 or 1497 of the Italian Civil Code.

15.	Seller’s special indemnification obligations

15.1	[***]

15.2	[***]

15.3	In connection with the Special Indemnities other than the [***]:

(A)

upon the Purchaser becoming aware of any claim, action or demand against the Purchaser, or any member of the Purchaser’s Group, by a third party that is reasonably likely to give rise to a claim under the Special Indemnities set forth in clauses 15.1(A), 15.1(H), 15.1(I), 15.1(J), 15.1(L), 15.1(M) and 15.1(N) the Purchaser shall, as soon as reasonably practicable after becoming aware of the relevant matter, give written notice thereof to the Seller;

(B)

subject to the Seller indemnifying and holding harmless the Purchaser (subject to all the provisions and limitations set forth in this clause 15) from and against any Loss due under any of the Special Indemnities (other than the [***]) and irrevocably accepting in writing the liability to pay entirely to the Purchaser the full amount of any Loss (subject to all the provisions and limitations set forth in this clause 15), the Seller shall be entitled to take or retain (as applicable) the sole conduct of such claims, actions or demands, including (without limitation) the ability to control the appointment of legal advisers, control any settlement discussions, make any agreement or settlement with any third

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

party and control any decisions to appeal or challenge, or not to appeal or challenge, such claims, actions or demands, provided that the Seller shall:

(i)

act in a way not to unduly delay the conduct of any such claim, action or demand or the solution and/or settlement thereof and shall provide such information in relation to the conduct of such claims, actions or demands as the Purchaser may reasonably request;

(ii)

instruct such legal advisers to ensure that any acts or omissions carried out by them in respect of such claims, actions or demands are not prejudicial to the Target Group as defendant in any such claim proceeding and take into account the duties of the directors of each member of the Target Group as corporate directors pursuant to the applicable provisions of the Italian Civil Code (having due regard to the indemnity protection that the Seller provides pursuant to this clause 15);

(iii)

in the event that any member of the Target Group is required to satisfy any payment obligation in respect of such claims, actions or demands as a result of: (a) a provisionally enforceable court order or a final binding court order; or (b) any agreement or settlement with any third party entered into by the Target Group pursuant to the Seller’s instructions subject to the limitations contained in this clause 15, promptly pay to the Purchaser an amount in cash equal to the amount required to be paid by the Target Group pursuant to such payment obligation and the Purchaser shall procure that the Target Group shall pay the relevant third party as required under the relevant court order or agreement, settlement or compromise, provided that, if such payment obligation is successfully reduced on appeal or other judicial challenge by the Target Group in a court of competent jurisdiction, the Purchaser shall promptly pay to the Seller an amount equal to the amount in cash by which such payment obligation is reduced and the Purchaser shall procure that the Target Group shall pay the relevant third party as required under the relevant court order, it being understood that:

(a)

the Seller shall not be entitled to cause the Target Group to enter into any agreement or settlement requiring the Purchaser and/or the Target Group to: (i) make a payment or incur a Loss exceeding the total amount in respect of which the Seller is obliged to indemnify the Purchaser under the Special Indemnities, and/or (ii) assume obligations other than merely payment obligations;

(b)

the Purchaser and/or the Target Group shall at any time be entitled to appoint legal counsels – alongside those appointed by the Seller or already appointed by the Target Group before Completion - and attend any meeting or discussions with the relevant third party concerning settlement of the claim in respect of which the Seller has exercised its right to retain sole conduct pursuant to this clause 15.3(B) and the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Seller shall take into reasonable account the position of the Purchaser and/or the Target Group with respect to such claim;

(c)

without prejudice to any indemnification obligation of the Seller under the Special Indemnities, if the board of directors of the Target Group are required to challenge any decision or action to be taken by the Target Group upon instructions provided by the Seller (in the context of taking sole conduct pursuant to this clause 15.3(B)) where the result of the board of directors not challenging such decision or action would result in a breach of the duties of the directors of the relevant member of the Target Group as directors pursuant to the applicable provisions of the Italian Civil Code, then the Purchaser, on behalf of the relevant member of the Target Group, shall be entitled: (i) to request the Seller not to take such action or decision; and (ii) in such a case the Seller shall not carry out such action provided that such right may only be exercised following receipt by the relevant directors of written legal advice from external legal counsel, it being understood that if such challenge by the board of directors of the relevant member of the Target Group occurs twice in respect of the same claim, the Purchaser shall be entitled to reacquire full control in the conduct of the relevant claim;

(C)	without prejudice to sub-paragraphs (a), (b) and (c) under clause 15.3(B),the Purchaser shall procure that the Target Group shall:

(i)

act in accordance with the instructions of the Seller (to the extent given in compliance with clause 15.3(B) above) in connection with the conduct of such claims, actions or demands, including (without limitation) in appointing or changing legal advisers, handling any settlement discussions, entering into any agreement or settlement with any third party and appealing or otherwise challenging before any competent court such claims, actions or demands;

(ii)

provide such reasonable information and access during Working Hours to the Target Group’s personnel, premises, books, records and documents (including in electronic form) to the Seller and its Representatives (including any lawyers or other professional advisers as the Seller may nominate to act on behalf of the Target Group) as the Seller may reasonably request in connection such claim, action or demand;

(iii)	instruct such lawyers or other professional advisers as the Seller may nominate to act on behalf of the Target Group, as appropriate, but to act in accordance with the instructions of the Seller;

(iv)	where the Seller does not elect to take conduct of the claim or continue conduct of the claim:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(a)

if deemed appropriate, change the legal advisers appointed by the Target’s Group, in connection with such claim, prior to or as of the Completion Date, only after reasonable consultation with the Seller;

(b)	upon request of the Seller, provide information in respect of any material developments and provide the Seller with any material information in relation to the conduct of such claim, action or demand;

(c)

not, without the Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), make any admission of liability, agreement or settlement with any third party in relation to any such claim, action or demand, or make any decision not to appeal any judgment in relation to such claim, action or demand;

(d)

by way of exception to sub-paragraph (c) above, the Purchaser shall be under an obligation to enter into a settlement in respect of such claim, action or demand if: (1) the Seller requests it to do so and (2) the sole and exclusive obligation arising thereunder is the payment of a monetary sum by the Target Group, and (3) the Seller irrevocably accepts in writing to pay in full the relevant amount to the Purchaser as indemnification under the relevant Special Indemnity; and

(e)	pursue such claim, action or demand in good faith.

15.4	[***]

15.5	[***]

15.6

The Parties acknowledge and agree that the Losses and/or Losses of the Period (as applicable) to be indemnified by the Seller pursuant to clauses 15.1, 15.4 and 15.5 shall not be subject to the limitations set out in Schedule 7, except for the provisions under paragraphs 1.2, 1.5, 2.3 (in relation to clause 15.5), 2.4 (as applicable), 3, 4 (as applicable), 5, 6, 7, 8, 9, 10 and 11 of Schedule 7 which shall apply mutatis mutandis.

15.7

The Parties acknowledge and agree that the indemnification obligations of the Seller as per this clause 15 are the sole and exclusive remedy available to the Purchaser in connection with the events and circumstances referred to in clauses 15.1 to 15.5, to the exclusion and in lieu of any other right, action, defence, claim or remedy of the Purchaser, under any applicable law or any other provisions of this Agreement or otherwise.

16.	Indemnification obligations for breach of the Vodafone Warranties

16.1

Vodafone shall indemnify and hold the Purchaser harmless in respect of any and all Losses incurred or suffered by the Purchaser which would not have been so incurred and/or suffered if the Vodafone Warranties had been true, correct and accurate.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

16.2	The Purchaser shall not be entitled to terminate or rescind this Agreement as a result of a breach of, in respect of the Seller, the Warranties, or, in respect of Vodafone, the Vodafone Warranties.

16.3

The indemnification obligations of Vodafone for breach of the Vodafone Warranties shall be subject to the provisions set out in Schedule 7. No liability shall attach to Vodafone in respect of claims under the Vodafone Warranties if and to the extent that the limitations set out in Schedule 7 apply, it being understood that the limitations set out in Schedule 7 shall not apply in case of fraud(“dolo”) by Vodafone.

16.4

Except in case of fraud (“dolo”), the indemnification obligations of Vodafone for breach of the Vodafone Warranties, as per this clause 16, are the sole and exclusive remedy available to the Purchaser in connection with, or by virtue of, any untruthfulness, incorrectness or breach of the Vodafone Warranties, to the exclusion and in lieu of any other right, action, defence, claim or remedy of the Purchaser, under any applicable law or any other provisions of this Agreement or otherwise. In particular, but without limitation, no untruthfulness or incorrectness, even if material, of any Vodafone Warranties will give rise to any right on the part of the Purchaser, whether prior to or after Completion, to rescind or terminate this Agreement, or to refuse to effect the Completion or to perform its obligations set forth in this Agreement, including pursuant to Article 1460 of the Italian Civil Code, or to commence any action under Articles 1492, 1494 or 1497 of the Italian Civil Code.

17.	Indemnification obligations for breach of Purchaser Warranties

17.1

The Purchaser shall indemnify and hold the Seller harmless in respect of any and all Losses incurred or suffered by the Seller which would not have been so incurred and/or suffered if the Purchaser Warranties had been true, correct and accurate.

17.2

The indemnification obligations of the Purchaser for breach of the Purchaser Warranties shall be subject to the provisions set out in Schedule 7. No liability shall attach to the Purchaser in respect of claims under the Purchaser Warranties if and to the extent that the limitations set out in Schedule 7 apply, it being understood that the limitations set out in Schedule 7 shall not apply in case of fraud (“dolo”) by the Purchaser.

18.	Indemnification obligations for breach of Swisscom Warranties

18.1

Swisscom shall indemnify and hold the Seller harmless in respect of any and all Losses incurred or suffered by the Seller which would not have been so incurred and/or suffered if the Swisscom Warranties had been true, correct and accurate.

18.2

The indemnification obligations of Swisscom for breach of the Swisscom Warranties shall be subject to the provisions set out in Schedule 7. No liability shall attach to Swisscom in respect of claims under the Swisscom Warranties if and to the extent that the limitations set out in Schedule 7 apply, it being understood that the limitations set out in Schedule 7 shall not apply in case of fraud (“dolo”) by Swisscom.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

19.	[***]

20.	Separation

20.1	The Parties shall comply with their respective obligations set out in Schedule 10.

21.	[***]

22.	Books and Records

For ten (10) years following the Completion Date, to the extent permitted by applicable law and without prejudice to the provisions of clause 36:

(A)

the Purchaser shall, and shall procure that each member of the Target Group shall, provide the Seller (at the Seller’s cost) with reasonable access at reasonable times - provided that such access is not unreasonably disruptive to the relevant Target Group’s operations - to (and the right to take copies of) the books, accounts and all other records held by it after Completion to the extent that they relate to the Target Group to the period up to Completion but only to the extent necessary for accounting, regulatory, litigation, disputes (excluding any litigation or disputes between the Purchaser’s Group and the Seller’s Group) or Tax purposes and provided that any information obtained under this clause 22(A) shall only be used for the purpose for which access was granted; and

(B)

the Seller shall procure that each member of the Seller’s Group shall provide the Purchaser (at the Purchaser’s cost) with reasonable access at reasonable times - provided that such access is not unreasonably disruptive to the relevant Seller’s Group operations - to (and the right to take copies of) the books, accounts and all other records held by them after Completion to the extent that they relate to the Target Group and to the period up to Completion but only to the extent necessary for accounting, regulatory, litigation, disputes (excluding any litigation or disputes between the Purchaser’s Group and the Seller’s Group) or Tax purposes and provided that any information obtained under this clause 22(B) shall only be used for the purpose for which access was granted.

23.	Intellectual Property

Licence

23.1

The Seller hereby grants, and shall procure the grant by each relevant member of the Seller’s Group, with effect from Completion, to each member of the Target Group a non-exclusive, irrevocable, non-assignable (except in case of merger with other members of the Purchaser’s Group), royalty-free, sub-licensable (solely to the extent necessary for the Target Group to carry on the Target Business) licence to use in the Territory, the Seller Licensed IP in respect of the Target Business, in each case for the duration of protection for the relevant Seller Licensed IP. For the avoidance of doubt, nothing in this clause will be interpreted as constituting an assignment (including, but not limited to a partial assignment) of the Seller Licensed IP and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

nothing in this clause will restrict the freedom of the owner of any Seller Licensed IP licensed under this clause to exploit, license, assign or otherwise deal with any such Seller Licensed IP.

Trade marks

23.2	The Seller shall, between the date of this Agreement and Completion, procure that any relevant member of the Target Group shall:

(A)

in respect of any Assigning or Withdrawing Trade Mark that is not being used by or on behalf of any member of the Target Group at the date of this Agreement and has not been used by or on behalf of the Target Group in the twelve (12) months prior to the date of this Agreement and which is intended by the Seller’s Group to be retired or has been retired, withdraw such Assigning or Withdrawing Trade Mark(s) from the trade mark register of the European Union Intellectual Property Office or the Italian Patent and Trademark Office (as applicable); and

(B)

in respect of all other Assigning or Withdrawing Trade Marks, transfer such Assigning or Withdrawing Trade Mark(s) from the relevant member of the Target Group to a member of the Retained Group as nominated by the Seller, and in each case the Seller shall procure that the relevant member of the Target Group shall execute and deliver all such documents which shall have been prepared by the Seller in advance and perform all such acts (at the Seller's cost) as may reasonably be necessary to give full effect to this clause 23.2 (Trade marks). The Seller and the Purchaser, between the date of this Agreement and Completion, will continue to review and discuss (each acting reasonably and in good faith) the list in Part A (Assigning or Withdrawing Trade Marks) of Schedule 16 any changes which may be necessary to ensure that the trade marks included in that list are those which are (immediately prior to the date of their withdrawal or transfer (as applicable) pursuant to this clause 23.2) owned by a member of the Target Group and which incorporate the Brand (as defined in the Brand Licence Agreement).

Domain names

23.3

The Seller shall, between the date of this Agreement and Completion, procure that any relevant member of the Target Group, as applicable, shall execute and deliver all such documents (which shall have been prepared by the Seller in advance) and perform all such acts, in each case at the Seller’s cost, as may reasonably be required by the Seller in order to transfer the Transferring Domain Names as identified under Part C (Transferring Domain Names) of Schedule 16 from the member of Target Group holding all the relevant rights to a member of the Retained Group as nominated by the Seller.

Patents

23.4

The Seller shall procure that any relevant member of the Target Group shall execute and deliver all such documents which shall have been prepared by the Seller in advance and perform all such acts, in each case at the Seller’s cost, as may reasonably be required by the Seller in order for the Seller to update the relevant registers to clarify the current position that the relevant

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

member of the Retained Group is the sole legal and beneficial owner of the applicable Assigning Patents as soon as reasonably practicable after the date of this Agreement, it remaining understood that the Seller shall keep the Target Group indemnified against actual Losses suffered in respect of claims raised by third parties solely as a result of the activities provided under this clause 23.4.

24.	[***]

25.	Obligations of Vodafone and Swisscom

Vodafone Guaranteed Obligations

25.1

In consideration of the Purchaser entering into this Agreement, and without prejudice to any other obligation specifically and severally undertaken by Vodafone hereunder, Vodafone hereby unconditionally and irrevocably guarantees to the Purchaser and Swisscom, pursuant to Articles 1936 and following of the Italian Civil Code, the, prompt, due and punctual performance and observance of the Seller’s obligations, commitments and undertakings under or in connection with this Agreement (the “Vodafone Guaranteed Obligations”) as an additional obligor thereof, and, therefore, Vodafone, in its quality as fideiussore pursuant to Articles 1936 and following of the Italian Civil Code, agrees to indemnify and hold harmless the Purchaser and Swisscom, as the case may be, against all Losses that each of them may suffer or incur as a result of any failure or delay by the Seller to discharge any of the Vodafone Guaranteed Obligations (including, but without limitation, all legal and other costs, charges and expenses incurred by the Purchaser in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this guarantee). Without limiting the generality of the foregoing, any obligation of the Seller to procure another Person’s behaviour or conduct under this Agreement (including, for the sake of clarity, any obligation to procure that certain actions are taken or not taken by any member of the Seller’s Group) are assumed also by Vodafone who therefore irrevocably and unconditionally undertakes to do so.

25.2	The liability of Vodafone under this clause 25 shall not exceed the Consideration and shall not be prejudiced, released, diminished or otherwise adversely affected by:

(A)	any variation or waiver of the terms of this Agreement or any other Share Purchase Document (whether or not agreed by Vodafone);

(B)	any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance; or

(C)

any other act, event, neglect or omission (whether or not known to the Seller or Vodafone) which would or might (but for this clause) operate to impair or discharge such liability or afford Vodafone any legal or equitable defence.

25.3

If and whenever the Seller defaults for any reason whatsoever in the performance, in whole or in part, of all or any of the Vodafone Guaranteed Obligations (it being sufficient the non- fulfilment, in whole or in part, by Seller of any payment obligation or any other obligation within the relevant term set forth under this Agreement, or applicable pursuant to this Agreement, and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

such non-fulfilment not being cured by the Seller within 10 (ten) Business Days from the written request to do so by the Purchaser or Swisscom, as the case may be), Vodafone shall forthwith upon demand by the Purchaser or Swisscom, as the case may be, perform (or procure performance of by any member of the Seller’s Group) and satisfy (or procure the satisfaction of by any member of the Seller’s Group) the Vodafone Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Purchaser and/or Swisscom, as the case may be, as would have been received if such obligation, commitment or undertaking had been duly and promptly performed and satisfied by the Seller.

25.4

This guarantee is to be a continuing guarantee and accordingly is to remain in force until the date that all the Vodafone Guaranteed Obligations have been performed or satisfied pursuant to this Agreement, it being understood that, without prejudice to the nature of the guarantee as a fideiussione pursuant to Articles 1936 and following of the Italian Civil Code, Vodafone’s obligation under this clause 25 shall survive the expiration of the term applicable to the relevant Vodafone Guaranteed Obligation pursuant to Article 1957, first paragraph, of the Italian Civil Code.

25.5

This guarantee is in addition to, without limiting and not in substitution for, any right which the Purchaser and/or Swisscom may now or after the date of this Agreement have or hold for the performance and observance of the Vodafone Guaranteed Obligations under or in connection with this Agreement, and may be enforced by the Purchaser and/or Swisscom without taking any steps or proceedings against the Seller. In this respect, Vodafone irrevocably and unconditionally waives the benefit of prior enforcement (beneficio di preventiva escussione) pursuant to Article 1944, second paragraph, of the Italian Civil Code.

25.6

In addition to all of the above, as a separate and independent stipulation, Vodafone agrees that any Vodafone Guaranteed Obligations which may not be enforceable against or recoverable from the Seller by reason of any legal limitation on or of the Seller or any fact or circumstance (other than any relevant limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from Vodafone as though the same had been incurred by Vodafone and Vodafone were the sole or principal obligor in respect thereof and shall be performed or paid by Vodafone on demand.

Swisscom Guaranteed Obligations

25.7

In consideration of the Seller entering into this Agreement, and without prejudice to any other obligation specifically and severally undertaken by Swisscom hereunder, Swisscom hereby (i) unconditionally and irrevocably guarantees to the Seller and Vodafone, pursuant to Articles 1936 of the Italian Civil Code and following, the prompt, due and punctual performance and observance of the Purchaser’s obligations, commitments and undertakings under or in connection with this Agreement (including the payment of the Consideration) (the “Swisscom Guaranteed Obligations”) as an additional obligor thereof, and, therefore, Swisscom, in its quality as fideiussore pursuant to Articles 1936 and following of the Italian Civil Code agrees to indemnify and hold harmless the Seller and Vodafone, as the case may be, against all Losses that each of them may suffer or incur as a result of any failure or delay by the Purchaser to discharge any of the Swisscom Guaranteed Obligations (including, but without limitation, all

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

legal and other costs, charges and expenses incurred by the Seller in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this guarantee). Without limiting the generality of the foregoing, any obligation of the Purchaser to procure another Person’s behaviour or conduct under this Agreement (including, for the sake of clarity, any obligation to procure that certain actions are taken or not taken by any member of the Purchaser’s Group) are assumed also by Swisscom who therefore irrevocably and unconditionally undertakes to do so.

25.8	The liability of Swisscom under this clause 25 shall not exceed the Consideration and shall not be prejudiced, released, diminished or otherwise adversely affected by:

(A)	any variation or waiver of the terms of this Agreement or any other Share Purchase Document (whether or not agreed by Swisscom);

(B)	any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance; or

(C)

any other act, event, neglect or omission (whether or not known to the Purchase or Swisscom) which would or might (but for this clause) operate to impair or discharge such liability or afford Swisscom any legal or equitable defence.

25.9

If and whenever the Purchaser defaults for any reason whatsoever in the performance, in whole or in part, of all or any of the Swisscom Guaranteed Obligations (it being sufficient the non- fulfilment, in whole or in part, by the Purchaser of any payment obligation or any other obligation within the relevant term set forth under this Agreement, or applicable pursuant to this Agreement, and such non-fulfilment not being cured by the Purchaser within 10 (ten) Business Days from the written request to do so by the Seller or Vodafone, as the case may be), Swisscom shall forthwith upon demand by the Seller or Vodafone, as the case may be, perform (or procure performance of by any member of the Purchaser’s Group) and satisfy (or procure the satisfaction of by any member of the Purchaser’s Group) the Swisscom Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Seller and/or Vodafone, as the case may be, as would have been received if such obligation, commitment or undertaking had been duly and promptly performed and satisfied by the Purchaser.

25.10

This guarantee is to be a continuing guarantee and accordingly is to remain in force until the date that all the Swisscom Guaranteed Obligations have been performed or satisfied pursuant to this Agreement, it being understood that , without prejudice to the nature of the guarantee as a fideiussione pursuant to Articles 1936 and following of the Italian Civil Code, Swisscom’s obligation under this clause 25 shall survive the expiration of the term applicable to the relevant Swisscom Guaranteed Obligation pursuant to Article 1957, first paragraph, of the Italian Civil Code.

25.11

This guarantee is in addition to, without limiting and not in substitution for, any rights or security which the Seller and/or Vodafone may now or after the date of this Agreement have or hold for the performance and observance of the Swisscom Guaranteed Obligations under or in connection with this Agreement, and may be enforced by the Seller and/or Vodafone without

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

taking any steps or proceedings against the Purchaser. In this respect, Swisscom irrevocably and unconditionally waives the benefit of prior enforcement (beneficio di preventiva escussione) pursuant to Article 1944, second paragraph, of the Italian Civil Code.

25.12

In addition to all of the above, as a separate and independent stipulation, Swisscom agrees that any Swisscom Guaranteed Obligations which may not be enforceable against or recoverable from the Purchaser by reason of any legal limitation on or of the Purchaser or any fact or circumstance (other than any relevant limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from Swisscom as though the same had been incurred by Swisscom and Swisscom were the sole or principal obligor in respect thereof and shall be performed or paid by Swisscom on demand.

26.	Effect of Completion

The performance of the Completion shall not affect, be deemed a waiver of or to, amend or have any novative effect (effetto novativo) upon, the provisions of this Agreement and/or any rights and obligations of the Parties under this Agreement, which shall remain effective as stated herein after Completion without any requirement for the Parties to reiterate or otherwise confirm their commitment with respect thereto.

27.	Remedies and waivers

27.1

Except as provided for in Schedule 7, no delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

27.2

Except as provided for in Schedule 7, the single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy.

27.3

Vodafone shall not, and shall procure that no member of the Seller’s Group shall following Completion bring any claim against any member of the Target Group or any of their respective officers or employees in respect of their actions in the period prior to Completion except in respect of any fraudulent actions. Such persons have declared to rely, also pursuant to article 1411 of the Italian Civil Code, on this clause 27.3 which therefore is irrevocable. In case any of such claim is brought by any of the Seller’s Group against any of such persons as identified above, Vodafone shall indemnify and keep this person(s) harmless against any Loss they may incur as a result of such claim.

27.4

Swisscom shall not, and shall procure that no member of the Purchaser’s Group shall, following Completion, bring any claim under this Agreement against any member of the Seller’s Group or any of their respective officers or employees in respect of their actions in the period prior to Completion except in respect of any fraudulent actions. Such persons have declared to rely,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

also pursuant to article 1411 of the Italian Civil Code, on this clause 27.4 which therefore is irrevocable. In case any of such claim is brought by any of the Purchaser’s Group against any of such persons as identified above, Swisscom shall indemnify and keep this person(s) harmless against any Loss they may incur as a result of such claim.

27.5

Without prejudice to clause 7.7 and cases of fraudulent actions, no breach of any undertakings or obligations of the Seller, occurring prior to, on, or after the Closing Date, will give rise to any right on the part of the Purchaser to rescind or terminate this Agreement.

28.	No double recovery

The Parties shall be entitled to make more than one claim under any of the Share Purchase Documents arising out of the same subject matter, fact, event or circumstance but shall not be entitled to recover under this Agreement or any relevant Share Purchase Document or otherwise more than once in respect of the same Loss or liability, regardless of whether more than one claim arises in respect of it.

29.	Assignment

29.1	Subject to clause 29.2, no Party may assign, transfer, sub-licence, charge or deal in any way with its rights under this Agreement without the prior written consent of the other Parties.

29.2	All or any of the Purchaser’s rights under this Agreement (including in respect of the Warranties) may be assigned by the Purchaser:

(A)

to any other member of the Purchaser’s Group (or by any such member to or in favour of any other member of the Purchaser’s Group) provided that, if such assignee company leaves the Purchaser’s Group, such rights are assigned or transferred to another member of the Purchaser’s Group; or

(B)	to the lenders of the Purchaser’s Group by way of security for borrowings of the Purchaser’s Group only with respect to the rights pertaining to the Purchaser in case of breach of the Warranties,

provided, in each case, the liability of any member of the Seller’s Group under this Agreement shall be no greater than the liability which it would have had under this Agreement had such assignment not occurred.

30.	Further assurance

Insofar as it is able to do so after Completion, each of the Parties shall, on being requested to do so by any of the other Parties, do all acts and/or execute all documents (and (A) in the case of the Seller, procure that the Seller’s Group; and (B) in the case of the Purchaser procure that the Purchaser’s Group, do all acts and/or execute all documents) such Party may reasonably consider necessary (but always in accordance with applicable law) for transferring the Shares to the Purchaser free from any Encumbrances.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

31.	Conflict with other agreements

With respect to the subject matter of this Agreement, unless otherwise agreed in writing between the Parties, if there is any conflict between the terms of this Agreement and any other agreement between the same Parties (or as between any members of the Seller’s Group and any members of the Purchaser’s Group) this Agreement shall prevail except if such other agreement executed by all the Parties expressly states that it overrides this Agreement in the relevant respect.

32.	Entire agreement

The Share Purchase Documents constitute the whole and only agreement between the Parties relating to the sale and purchase of the Shares and supersede any and all prior communication, understandings, arrangements or agreements between the Parties, whether written, oral, express or implied relating thereto.

33.	Variation

This Agreement may only be varied in writing signed by each of the Parties.

34.	Notices

34.1

A notice under this Agreement shall only be effective if it is in writing and in English and delivered by (i) registered or certified mail, (ii) hand or courier (iii) certified e-mail (PEC) to certified e-mail (PEC), or (iv) e-mail, followed by delivery by hand or courier, or registered or certified mail.

34.2Notices under this Agreement shall be sent to a Party using one of the methods set out in clause 34.3at its address for the attention of the individuals set out below, provided that:

(A)	a Party may change its notice details on giving notice to the other Parties of the change in accordance with this clause 34; and

(B)

the failure to provide notice to all relevant Parties shall not affect the validity of such notice provided that, in the event of a notice of any claim under this Agreement, notice must be provided to each Party against whom that claim is made.

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

34.3	Subject to clause 34.4 any notice given under this Agreement shall be deemed to have been received:

(A)	at the time recorded by the delivery company or relevant postal service, in the case of registered or certified mail;

(B)	at the time of delivery, if delivered by hand or courier; and

(C)	at the time of sending, if sent by a certified e-mail (PEC) to a certified e-mail (PEC);

(D)

at the time of sending if sent by e-mail, provided that the sender does not receive any automated message that the email has not been delivered to the recipient and that the e-mail is followed (within the following 5 Business Days) by delivery by hand or courier, or registered or certified mail.

(E)

if the addressee fails or refuses to accept delivery by registered or certified mail or by hand or courier, at the time of such failure or refusal, or, with respect to letter (D) above, at the time of sending of the e-mail (provided the sender has not received any automated message that the email has not been delivered to the recipient).

34.4

Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

34.5

Each Party shall notify the other Parties in writing of any change to its details in clause 34.2 above from time to time provided that it gives each other Party not less than five (5) Business Days' prior notice in accordance with this clause 34.5. Until the end of such notice period, service on either address shall remain effective.

35.	Announcements

35.1

Subject to clause 35.2, the Purchaser and the Seller shall each procure (in respect of the Purchaser’s Group and Seller’s Group, respectively) that no announcement concerning the Transaction or any ancillary matter shall be made by any member of the Purchaser’s Group or the Seller’s Group (respectively) without the prior written approval of the Purchaser and the Seller (such consent not to be unreasonably withheld, conditioned or delayed).

35.2	Clause 35.1 shall not apply:

(A)	to the extent any announcement is required by:

(i)	applicable law; or

(ii)

any securities exchange or regulatory or governmental body or any Tax Authority to which that Party or any member of its group is subject, wherever situated, whether or not the requirement has the force of law,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

provided that such announcement shall only be made (where reasonably practicable and not otherwise prohibited by applicable law or regulation) after notice has been given to the other Parties of such requirement with a view to providing the other Parties with the opportunity to comment on or contest such disclosure or use or otherwise agree the content and timing of such announcement;

(B)	to the release of the Agreed Announcements; or

(C)

to an announcement which contains no material information in relation to the Transaction or the other Parties other than information which has already been publicly announced by the Parties (except where such announcement was in breach of this Agreement).

35.3	The restrictions contained in this clause 35 shall continue to apply after Completion or the termination of this Agreement until the tenth anniversary of Completion.

36.	Confidentiality

36.1	Subject to clause 35 and clause 36.2:

(A)

each Party shall, and shall procure that the Purchaser’s Group (in the case of the Purchaser and Swisscom) and the Seller’s Group (in the case of the Seller and Vodafone) shall, treat as confidential and not disclose or use any information received or obtained as a result of entering into or performing the Share Purchase Documents and all other documents referred to in this Agreement which relates to the provisions of or the negotiations relating to this Agreement, the other Share Purchase Documents and all other documents referred to in this Agreement;

(B)

the Purchaser shall treat, and shall procure that each member of the Purchaser’s Group shall treat, as confidential and not disclose or use any information concerning any member of the Seller’s Group (including prior to Completion the Target Group) obtained or received as a result of the negotiation and entering into of the Share Purchase Documents; and

(C)

the Seller and Vodafone shall treat, and shall procure that each member of the Seller’s Group shall treat, as confidential and not disclose or use any confidential information concerning any member of the Purchaser’s Group, including any such information obtained or received as a result of (i) the Seller’s ownership prior to Completion of the Target Group or (ii) the negotiation and entering into of the Share Purchase Documents.

36.2	Notwithstanding the provisions of clause 36.1, any such confidential information may be disclosed or used if and to the extent:

(A)	required by applicable law of any relevant jurisdiction or for the purposes of any Proceedings;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(B)

required by any securities exchange or regulatory or governmental body or any Tax Authority to which that Party or a member of its group (as applicable) is subject, wherever situated, whether or not the requirement for information has the force of law;

(C)	such disclosure is made by sharing such information on a confidential basis with a Tax Authority in the course of dealing with its Tax affairs or the Tax affairs of any member of its group;

(D)	required in connection with the enforcement of rights under the Share Purchase Documents or otherwise to vest the full benefit of any Share Purchase Document in respect of a Party to it;

(E)

the disclosure is made to the professional advisers, lenders, ratings agencies, auditors and bankers of that Party (or its group, as applicable) on a need to know basis and provided they have a duty to keep such information confidential;

(F)	such disclosure is made to an insurer or its professional adviser in connection with any claim under any insurance policy;

(G)

such disclosure is made to the representatives of any employees of the Target Group to the extent strictly necessary to comply with any formal or informal requirement to inform and/or consult such employees or their representatives on the transaction contemplated by this Agreement (including, without limitation, the IoT Transfer or the NTW Transfer (each as defined in Schedule 10)) under, and in accordance with, applicable law or the terms of any collective bargaining agreement;

(H)	the information has come into the public domain through no fault of that Party (or its group or advisers, as applicable); or

(I)	the other Parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld, conditioned or delayed,

provided that any such information disclosed pursuant to clauses 36.2(A), (B) or (C) shall be disclosed (where reasonably practicable and not otherwise prohibited by applicable law or regulation) only after notice has been given to the other Parties of such requirement with a view to providing the other Parties with the opportunity to comment on or contest such disclosure or use or otherwise agree the content and timing of such disclosure.

36.3

The Seller and the Purchaser hereby agree, and shall procure (in respect of the Seller’s Group and Purchaser’s Group, respectively), that the Non-disclosure Agreement hereby terminates without prejudice to any accrued rights and liabilities in respect of it.

36.4	The restrictions contained in this clause 36 shall continue to apply after Completion or the termination of this Agreement until the tenth anniversary of Completion.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

37.	Costs and expenses

37.1

Except as otherwise stated in the Share Purchase Documents, each Party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and any ancillary matters and the preparation, execution and carrying into effect of the Share Purchase Documents.

37.2	The Purchaser shall bear all documentary, transfer or registration taxes and duties, as well as notarial costs (including in respect of the Notary) arising as a result of the transfer of the Shares.

37.3	[***]

37.4	[***]

38.	Payments

38.1

Any payment to be made pursuant to this Agreement to the Purchaser or any member of the Purchaser’s Group shall be made to such account(s) held by the Purchaser as may be notified to the payer by the Purchaser from time to time.

38.2

Any payment to be made pursuant to this Agreement to the Seller or any other member of the Seller’s Group shall be made to such account(s) held by the Seller as may be notified to the payer by the Seller from time to time.

38.3

Payments shall be in euros and immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

38.4	All sums payable under this Agreement or for breach of this Agreement shall be paid free and clear of all deductions or withholdings for, or on account of, Tax, unless required by applicable law.

38.5	If a deduction or withholding is so required for or on account of Tax, the party required to make that withholding or deduction (the “payer”) shall:

(A)	notify the party entitled to the payment (the “payee”) of such requirement;

(B)

make such withholding or deduction and account for such sum to the relevant Tax Authority within the time allowed by applicable law and in the minimum amount required by applicable law (or, if lower, in the amount required by any double taxation treaty, double taxation agreement or double taxation arrangement for which the relevant conditions are met, upon timely submission by the payee of all the certifications and statements requested under applicable laws and ruling practice for the purpose of applying the provisions of the above double Taxation treaty, double Taxation agreement or double Taxation arrangement); and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(C)	promptly supply to the payee evidence to the payee’s reasonable satisfaction that the payer has accounted to the relevant Tax Authority for the sum so withheld or deducted.

All such Tax withholding or deduction shall be treated as having been delivered and paid to the payee in respect of which such Tax withholding or deduction was made, provided that they are properly remitted to the applicable Tax Authority.

38.6

Without prejudice to the above, the Parties agree to cooperate and take all reasonable steps available to obtain any available relief from withholding or deduction, being it understood that the payer shall not be by any means obliged to apply any favourable Tax rate or Tax relief if this is prevented by the delay in the provision by the payee of the required suitable certifications and statements or according to reasonable interpretation of Applicable Law and ruling practice.

38.7

The payee shall indemnify and hold harmless the payer for any Loss incurred by the latter in case the documentation provided by the payee to claim the benefits of any double taxation treaty, double taxation agreement or double taxation arrangement and/or any domestic Tax relief and the statements provided therein is deemed incorrect or otherwise contested by the relevant Tax Authority.

39.	Invalidity

39.1	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

If any such provision is held to be or becomes illegal, invalid or unenforceable under the law of any jurisdiction, each of the Parties shall use all reasonable efforts to replace it with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

40.	Choice of governing law

This Agreement is to be governed by and construed in accordance with Italian law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non- contractual, is to be governed by and determined in accordance with Italian law.

41.	Amicable solution

Unless otherwise provided in this Agreement, with respect to all disputes arising out of or in connection with this Agreement (including, inter alia, its validity, interpretation, performance, termination and/or enforcement), the Parties shall negotiate in good faith to attempt to amicably resolve the dispute for a period of [***] Business Days from the receipt of written notice from any of the Parties involved (the “Amicable Period”). During the Amicable Period, the authorised

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

representatives with decision-making authority of the Parties involved shall meet and discuss for the purposes of trying to resolve the dispute. If the dispute is not resolved by the end of the Amicable Period, the resolution of the dispute shall be escalated and deferred to the CEOs of the Parties involved, who shall meet and hold good-faith discussions with a view to finding an amicable solution of the dispute within [***] Business Days from the expiry of the Amicable Period.

42.	Arbitration

42.1

In the event that any dispute arising out of or in connection with this Agreement (including, inter alia, its validity, interpretation, performance, termination and/or enforcement) is not resolved amicably pursuant to clause 41, such dispute shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (ICC) (hereinafter the “Rules”), which shall be deemed to be incorporated by reference into this clause 42.

42.2	The arbitral tribunal shall consist of three (3) arbitrators.

42.3

The claimant(s) shall nominate one (1) arbitrator in the request for arbitration. The respondent(s) shall nominate one (1) arbitrator in the answer to the request, it being understood that in all cases the Seller and Vodafone shall be considered as a single party (therefore entitled to appoint one (1) arbitrator) and the Purchaser and Swisscom shall be considered as a single party (therefore entitled to appoint one (1) arbitrator). The 2 (two) party-nominated arbitrators shall then have fifteen (15) Business Days to agree, in consultation with the Parties, upon the nomination of a third arbitrator to act as president of the tribunal Should either the claimant(s) or the respondent(s) fail nominate an arbitrator in accordance with the foregoing, or the third arbitrator fails to be nominated in accordance with the foregoing, such arbitrator shall be appointed in accordance with the Rules.

42.4	The seat of the arbitration shall be Amsterdam (the Netherlands). The language of the arbitration shall be English.

42.5

The arbitral tribunal shall decide in accordance with this Agreement, the laws of Italy (arbitrato di diritto) and the Rules. The arbitral award shall be final and binding upon the Parties and, to the maximum extent permitted by law, it shall not be subject to appeal.

42.6	The costs and expenses of the arbitration proceedings shall be borne by the Parties in accordance with the Rules and the determinations of the arbitral tribunal.

42.7

The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a court or other judicial authority.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

42.8

Without prejudice to the foregoing, any disputes that cannot be submitted to arbitration according to any applicable mandatory provision, shall be subject to the exclusive jurisdiction of the Courts of Milan (Italy).

43.	Language

Each notice, demand, request, statement, instrument, certificate, or other communication under or in connection with this Agreement shall be in English.

[signature page follows]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 1

(Conditions to Completion)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 2

(Completion arrangements)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 3[***]

(Warranties)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 4[***]

(Vodafone’s Warranties)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 5

(Purchaser’s Warranties)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 6[***]

(Swisscom’s Warranties)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 7

(Limitations on liabilities – Conduct of claims)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 8[***]

(Conduct of business before Completion)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 9[***]

(Completion Accounts)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 10

(Separation)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 11[***]

(Basic information about the Target Group)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 12

(Material Contracts)

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 13

(Loss of the Period)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 14

(Agreements subject to Consents)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 15

(Tax Losses)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 16

(Registered IP)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 17

(Outstanding Information in Vodafone TSA Service Schedules)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 18

(Last Call Process)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 19

(Completion Reference Model)

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

***

Should you wish to accept this proposal, please reproduce the content of this letter (including Schedules) and return it to us fully signed by you for unconditional acceptance within 15 March 2024, 8 a.m. CET.

[Signature pages to follow]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

This Agreement has been duly entered into on the date which first appears on page 1 of this Agreement.

For and on behalf of VODAFONE EUROPE B.V.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

For and on behalf of VODAFONE GROUP PLC

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